                                                                  EXECUTION COPY

================================================================================

                                 $1,125,000,000
                         CREDIT AND GUARANTEE AGREEMENT

                                      Among

                         NORTHWEST AIRLINES CORPORATION

                     NORTHWEST AIRLINES HOLDINGS CORPORATION

                                    NWA INC.,
                                 as Guarantors,

                            NORTHWEST AIRLINES, INC.,
                                  as Borrower,

                               The Several Lenders
                        from Time to Time Parties Hereto,

                         CREDIT LYONNAIS NEW YORK BRANCH
                               ABN AMRO BANK N.V.,
                           as Co-Documentation Agents,

                                  CITIBANK N.A.
                         U.S. BANK NATIONAL ASSOCIATION,
                                as Co-Arrangers,

                             BANKERS TRUST COMPANY,
                              as Syndication Agent,

                                       and

                            THE CHASE MANHATTAN BANK,
                             as Administrative Agent

                          Dated as of October 24, 2000

================================================================================
                              CHASE SECURITIES INC.
                         DEUTSCHE BANK SECURITIES INC.,
                 AS JOINT LEAD ARRANGERS AND JOINT BOOK MANAGERS

                                TABLE OF CONTENTS

                                                                                                               Page

Section 1   DEFINITIONS...........................................................................................1

   1.1    Defined Terms...........................................................................................1
   1.2    Other Definitional Provisions..........................................................................21
Section 2   AMOUNT AND TERMS OF REVOLVING COMMITMENTS............................................................21

   2.1    Five-Year Revolving Commitments........................................................................21
   2.2    Tranche A Revolving Commitments........................................................................21
   2.3    Tranche B Revolving Commitments........................................................................22
   2.4    Procedure for Revolving Loan Borrowing.................................................................22
   2.5    Competitive Bid Procedure..............................................................................23
   2.6    Commitment Fees, etc...................................................................................25
   2.7    Termination or Reduction of Revolving Commitments......................................................25
   2.8    Extension of Tranche A Revolving Termination Date......................................................26
   2.9    Term-Out Loans.........................................................................................28
   2.10   L/C Commitment.........................................................................................28
   2.11   Procedure for Issuance of Letter of Credit.............................................................29
   2.12   Fees and Other Charges.................................................................................29
   2.13   L/C Participations.....................................................................................29
   2.14   Reimbursement Obligation of the Borrower...............................................................30
   2.15   Obligations Absolute...................................................................................30
   2.16   Letter of Credit Payments..............................................................................31
   2.17   Applications...........................................................................................31

Section 3   GENERAL PROVISIONS APPLICABLE TO LOANS AND LETTERS OF CREDIT.........................................31

   3.1    Optional Prepayments...................................................................................31
   3.2    Mandatory Prepayments and Commitment Reductions........................................................31
   3.3    Conversion and Continuation Options....................................................................32
   3.4    Limitations on Eurodollar Tranches.....................................................................33
   3.5    Interest Rates and Payment Dates.......................................................................33
   3.6    Computation of Interest and Fees.......................................................................33
   3.7    Inability to Determine Interest Rate...................................................................34
   3.8    Pro Rata Treatment and Payments........................................................................34
   3.9    Requirements of Law....................................................................................36
   3.10   Taxes..................................................................................................37
   3.11   Indemnity..............................................................................................39
   3.12   Change of Lending Office...............................................................................39
   3.13   Replacement of Lenders.................................................................................39


                                       i


Section 4   REPRESENTATIONS AND WARRANTIES.......................................................................40

   4.1    Financial Condition; Financial Outlook.................................................................40
   4.2    No Change..............................................................................................41
   4.3    Corporate Existence; Compliance with Law...............................................................41
   4.4    Corporate Power; Authorization; Enforceable Obligations................................................41
   4.5    No Legal Bar...........................................................................................42
   4.6    Litigation.............................................................................................42
   4.7    Ownership of Pool Assets...............................................................................42
   4.8    Federal Regulations....................................................................................42
   4.9    ERISA..................................................................................................42
   4.10   Investment Company Act.................................................................................43
   4.11   Subsidiaries...........................................................................................43
   4.12   Use of Proceeds........................................................................................43
   4.13   True and Complete Disclosure...........................................................................43
   4.14   Air Carrier............................................................................................43

Section 5   CONDITIONS PRECEDENT.................................................................................44

   5.1    Conditions to the Effectiveness of the Credit Agreement................................................44
   5.2    Conditions to Each Extension of Credit.................................................................45

Section 6   AFFIRMATIVE COVENANTS................................................................................45

   6.1    Financial Statements...................................................................................45
   6.2    Certificates; Other Information........................................................................46
   6.3    Payment of Taxes.......................................................................................47
   6.4    Maintenance of Existence; Compliance...................................................................47
   6.5    Maintenance of Property; Insurance.....................................................................47
   6.6    Inspection of Property; Books and Records; Discussions.................................................47
   6.7    Notices................................................................................................48
   6.8    Performance of Obligations.............................................................................48
   6.9    End of Fiscal Years; Fiscal Quarters...................................................................48
   6.10   Air Carrier............................................................................................48

Section 7   NEGATIVE COVENANTS...................................................................................49

   7.1    Financial Condition Covenants..........................................................................49
   7.2    Indebtedness...........................................................................................49
   7.3    Liens..................................................................................................50
   7.4    Fundamental Changes....................................................................................51
   7.5    Disposition of Pool Assets.............................................................................51
   7.6    Pool Asset Coverage....................................................................................52
   7.7    Restricted Payments....................................................................................53
   7.8    Transactions with Affiliates...........................................................................53
   7.9    Lines of Business......................................................................................54


                                       ii

Section 8   EVENTS OF DEFAULT....................................................................................54


Section 9   GUARANTY.............................................................................................57

   9.1    The Guaranty...........................................................................................57
   9.2    Bankruptcy.............................................................................................58
   9.3    Nature of Liability....................................................................................58
   9.4    Independent Obligation.................................................................................58
   9.5    Authorization..........................................................................................58
   9.6    Reliance...............................................................................................59
   9.7    Subordination..........................................................................................59
   9.8    Waiver.................................................................................................59
   9.9    Limitation on Enforcement..............................................................................60

Section 10   THE AGENTS..........................................................................................60

   10.1   Appointment............................................................................................60
   10.2   Delegation of Duties...................................................................................60
   10.3   Exculpatory Provisions.................................................................................60
   10.4   Reliance by Agents.....................................................................................60
   10.5   Notice of Default......................................................................................61
   10.6   Non-Reliance on Agents and Other Lenders...............................................................61
   10.7   Indemnification........................................................................................62
   10.8   Agent in Its Individual Capacity.......................................................................62
   10.9   Successor Administrative Agent.........................................................................62
   10.10  Other Agents...........................................................................................63

Section 11   MISCELLANEOUS.......................................................................................63

   11.1   Amendments and Waivers.................................................................................63
   11.2   Notices................................................................................................64
   11.3   No Waiver; Cumulative Remedies.........................................................................65
   11.4   Survival of Representations and Warranties.............................................................65
   11.5   Payment of Expenses and Taxes..........................................................................65
   11.6   Successors and Assigns; Participations and Assignments.................................................66
   11.7   Adjustments; Set-off...................................................................................69
   11.8   Counterparts...........................................................................................69
   11.9   Severability...........................................................................................69
   11.10  Integration............................................................................................70
   11.11  GOVERNING LAW..........................................................................................70
   11.12  Submission To Jurisdiction; Waivers....................................................................70
   11.13  Acknowledgements.......................................................................................70
   11.14  Confidentiality........................................................................................71
   11.15  WAIVERS OF JURY TRIAL..................................................................................71

SCHEDULES:
1.1A     Commitments
2.10     Existing Letters of Credit
4.4      Consents, Authorizations, Filings and Notices
4.12     Subsidiaries
7.2(c)   Existing Indebtedness
7.5      Pool Assets


EXHIBITS:

A        Form of Closing Certificate
B        Form of Assignment and Acceptance

C-1      Form of Legal Opinion of Douglas M.Steenland, Esq.
C-2      Form of Legal Opinion of Simpson Thacher & Bartlett
D        Form of Exemption Certificate
E        Form of Competitive Bid Request
F        Form of Compliance Certificate

                  CREDIT AND GUARANTEE AGREEMENT, dated as of October 24, 2000, among NORTHWEST AIRLINES CORPORATION, a Delaware corporation ("HOLDINGS"), NORTHWEST AIRLINES HOLDINGS CORPORATION, a Delaware corporation ("NWAC"), NWA INC., a Delaware corporation ("NWA"), NORTHWEST AIRLINES, INC., a Minnesota corporation (the "BORROWER"), the several banks and other financial institutions or entities from time to time parties to this Agreement (the "LENDERS"), CREDIT LYONNAIS, NEW YORK BRANCH, and ABN AMRO BANK N.V., as co-documentation agents (in such capacities, the "CO-DOCUMENTATION AGENTS"), CITIBANK, N.A. and U.S. BANK NATIONAL ASSOCIATION, as co-arrangers (in such capacities, the "CO-ARRANGERS"), BANKERS TRUST COMPANY, as syndication agent (in such capacity, the "SYNDICATION AGENT"), THE CHASE MANHATTAN BANK, as administrative agent (in such capacity, the "ADMINISTRATIVE AGENT"), and CHASE SECURITIES INC. and DEUTSCHE BANK SECURITIES INC., as joint lead arrangers and joint book managers (in such capacities, the "JOINT LEAD ARRANGERS").

                  The parties hereto hereby agree as follows:

                             SECTION 1 DEFINITIONS

                  1.1 DEFINED TERMS. As used in this Agreement, the terms listed in this Section 1.1 shall have the respective meanings set forth in this Section 1.1.

                  "ABR": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For the purposes hereof: "PRIME RATE" shall mean the rate of interest per annum publicly announced from time to time by the Reference Lender as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by the Reference Lender in connection with extensions of credit to debtors). Any change in the ABR due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

                  "ABR LOANS": Loans the rate of interest applicable to which is based upon the ABR.

                  "AFFILIATE": as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

                  "AGENTS": the collective reference to the Syndication Agent, the Co-Documentation Agents, the Joint Lead Arrangers, the Co-Arrangers and the Administrative Agent.

                  "AGGREGATE EXPOSURE": with respect to any Lender at any time, an amount equal to (a) until the Closing Date, the aggregate amount of such Lender's Commitments at such time and (b) thereafter, the sum of (i) the amount of such Lender's Five-Year Revolving Commitments then in effect or, if the Five-Year Revolving Commitments have been terminated, the amount of such Lender's Five-Year Revolving Extensions of Credit then outstanding, (ii) the amount of such Lender's Tranche A Revolving Commitments then in effect or, if the Tranche A Revolving Commitments have been terminated, the amount of such Lender's Tranche A Revolving Extensions of Credit then outstanding and (iii) the amount of such Lender's Tranche B Revolving Commitments then in effect or, if the Tranche B Revolving Commitments have been terminated, the amount of such Lender's Tranche B Revolving Extensions of Credit then outstanding. If any Tranche B Revolving Lender shall have any Term-Out Loans outstanding, such Lender shall, for purposes of determining its Aggregate Exposure prior to the termination of the Tranche B Revolving Commitments, be deemed to have a Tranche B Revolving Commitment equal to the aggregate principal amount of such Lender's Term-Out Loans then outstanding.

                  "AGGREGATE EXPOSURE PERCENTAGE": with respect to any Lender at any time, the ratio (expressed as a percentage) of such Lender's Aggregate Exposure at such time to the Aggregate Exposure of all Lenders at such time.

                  "AGREEMENT": this Credit Agreement, as amended, supplemented or otherwise modified from time to time.

                  "AIR   PARTNERS":   Air   Partners,   L.P.,  a  Texas  limited
partnership.

                  "APPLICABLE RATE": for each Type of Loan, or with respect to the commitment fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption "Applicable Rate for ABR Loans," "Applicable Rate for Eurodollar Loans" or "Commitment Fee Rate," as the case may be, based upon the ratings by the Rating Agencies, applicable on such date to the Index Debt (based upon an actual issuance of senior unsecured debt and not upon an "implied" rating; PROVIDED, HOWEVER, to the extent that the Borrower does not have any issuance of senior unsecured debt, then if there is an "implied" senior unsecured debt rating of the Borrower which is publicly published by the applicable Rating Agency then such "implied" rating shall be used for all purposes of the table set forth below until such time as the Borrower has an actual issuance of senior unsecured debt, PROVIDED FURTHER, that, to the extent that the Borrower does not have any issuance of senior unsecured debt or such an "implied" senior unsecured debt rating, then the Borrower may obtain a senior unsecured debt rating and such rating shall be used for all purposes of the table set forth below until such time as the Borrower has an actual issuance of senior unsecured debt or an "implied" senior unsecured debt rating as heretofore described):

- ------------------------- ----------------------- ---------------------- --------------------- ----------------------
                                                   Applicable Rate for   Applicable Rate for
        Category          Unsecured Debt Ratings        ABR Loans          Eurodollar Loans     Commitment Fee Rate
- ------------------------- ----------------------- ---------------------- --------------------- ----------------------
           1                     >Ba1/BB+                0.00%                  1.00%                 0.275%
- ------------------------- ----------------------- ---------------------- --------------------- ----------------------
           2                     Ba1/BB+                 0.25%                  1.25%                 0.325%
- ------------------------- ----------------------- ---------------------- --------------------- ----------------------
           3                      Ba2/BB                 0.50%                  1.50%                 0.35%
- ------------------------- ----------------------- ---------------------- --------------------- ----------------------
           4                     Ba3/BB-                 1.00%                  2.00%                 0.50%
- ------------------------- ----------------------- ---------------------- --------------------- ----------------------
           5                     < Ba3/BB-                1.50%                  2.50%                 0.50%
- ------------------------- ----------------------- ---------------------- --------------------- ----------------------

                  In the event either Rating Agency ceases to rate the Index Debt for any reason, then the rating of Holdings by such Rating Agency with respect to the senior unsecured debt of Holdings (without any credit enhancement and based upon an actual issuance of senior unsecured debt and not upon an "implied" rating; PROVIDED, HOWEVER, to the extent that Holdings does not have any issuance of senior unsecured debt, then if there is an "implied" senior unsecured debt rating of Holdings which is publicly published by the applicable Rating Agency then such "implied" rating shall be used for all purposes of the table set forth above until such time as Holdings has an actual issuance of senior unsecured debt, PROVIDED FURTHER, that to the extent Holdings does not have any issuance of senior unsecured debt or such an "implied" senior unsecured debt rating then Holdings may obtain a senior unsecured debt rating and such rating shall be used for all purposes of the table set forth above until such time as Holdings has an actual issuance of senior unsecured debt or an "implied" senior unsecured debt rating as heretofore described) upgraded by one rating level shall be used as a substitute for the rating of such Rating Agency for all purposes of the above table. In the event that either Rating Agency ceases to rate both the Index Debt and senior unsecured debt of Holdings for any reason, then the rating of the other Rating Agency of the Index Debt (or, if applicable, the senior unsecured debt of Holdings (upgraded as aforesaid)) shall be used for purposes of determining the Applicable Rate. If both Rating Agencies cease to rate the Index Debt and the senior unsecured debt of Holdings for any reason, then the Category 5 rating set forth above shall be applicable for purposes of determining the Applicable Rate. In the event the ratings of the Rating Agencies correspond to different levels on the above table, the higher rating shall be used to determine the Applicable Rate.

                  Any necessary adjustment of the Applicable Rate pursuant to the terms hereof shall be effective as of the date the applicable rating is first announced by the applicable Rating Agency.

                  "APPLICATION": an application, in such form as the relevant Issuing Lender may specify from time to time, requesting such Issuing Lender to open a Letter of Credit.

                  "APPRAISAL": an appraisal, dated the date of delivery thereof to the Lenders pursuant to the terms of this Agreement, by BK Associates Inc., Simat, Helliesen & Eichner, Inc., or another independent appraisal firm satisfactory at the time of such Appraisal to the Borrower and the Administrative Agent, setting forth (i) in the case of aircraft included in the Pool Assets, the fair market value thereof, as determined in accordance with the definition of "fair market value" promulgated by the International Society of Transport Aircraft Trading, and (ii) in the case of the Pacific Routes, the current fair market value thereof, in each case as of the date of such appraisal of each Pool Asset or a proposed Pool Asset, as the case may be.

                  "APPRAISED VALUE": as of any date of determination, the value as of such date of each Pool Asset or proposed Pool Asset, as the case may be, as set forth in the most recently delivered Appraisal.

                  "ASSIGNEE":  as defined in Section 11.6(c).

                  "ASSIGNMENT AND ACCEPTANCE": an Assignment and Acceptance, substantially in the form of Exhibit B.

                  "ASSIGNOR": as defined in Section 11.6(c).

                  "AUTHORIZED OFFICER": of any Credit Party shall mean the Chief Executive Officer, the Chief Financial Officer or any Vice President and above who reports directly or indirectly to the Chief Financial Officer.

                  "AVAILABLE FIVE-YEAR REVOLVING COMMITMENT": as to any Five-Year Revolving Lender at any time, an amount equal to the excess, if any, of (a) such Lender's Five-Year Revolving Commitment then in effect OVER (b) such Lender's Five-Year Revolving Extensions of Credit then outstanding; PROVIDED, that in calculating any Lender's Five-Year Revolving Extensions of Credit for the purpose of determining such Lender's Available Five-Year Revolving Commitment pursuant to Section 2.6(a), the aggregate principal amount of Competitive Loans then outstanding shall be deemed to be zero.

                  "AVAILABLE TRANCHE A REVOLVING COMMITMENT": as to any Tranche A Revolving Lender at any time, an amount equal to the excess, if any, of (a) such Lender's Tranche A Revolving Commitment then in effect over (b) such Lender's Tranche A Revolving Extensions of Credit then outstanding.

                  "AVAILABLE TRANCHE B REVOLVING COMMITMENT": as to any Tranche B Revolving Lender at any time, an amount equal to the excess, if any, of (a) such Lender's Tranche B Revolving Commitment then in effect OVER (b) such Lender's Tranche B Revolving Extensions of Credit then outstanding.

                  "BENEFITED LENDER": as defined in Section 11.7(a).

                  "BOARD": the Board of Governors of the Federal Reserve System of the United States (or any successor).

                  "BORROWER": as defined in the preamble to this Agreement.

                  "BORROWING DATE": any Business Day specified by the Borrower as a date on which the Borrower requests the relevant Lenders to make Loans hereunder.

                  "BTCO": Bankers Trust Company.

                  "BUSINESS DAY": a day other than a Saturday, Sunday or other day on which commercial banks in New York City or Minneapolis, Minnesota are authorized or required by law to close, PROVIDED, that with respect to notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, such day is also a day for trading by and between banks in Dollar deposits in the interbank eurodollar market.

                  "CAPITAL LEASE OBLIGATIONS": as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

                  "CAPITAL STOCK": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

                  "CERTIFICATED AIR CARRIER": a Citizen of the United States holding a carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49, United States Code (or any successor provision), for aircraft capable of carrying ten or more individuals or 6,000 pounds or more of cargo.

                  "CHASE": The Chase Manhattan Bank, a New York banking corporation.

                  "CITIZEN OF THE UNITED STATES": shall have the meaning provided in Section 40102(a)(15) of the Title 49 of the United States Code.

                  "CLOSING DATE": the date on which the conditions precedent set forth in Section 6.1 shall have been satisfied, which date is October 24, 2000.

                  "CO-ARRANGERS": as defined in the preamble to this Agreement.

                  "CODE": the Internal Revenue Code of 1986, as amended from time to time.

                  "CO-DOCUMENTATION AGENTS": as defined in the preamble to this Agreement.

                  "COMMITMENT": as to any Lender, the Five-Year Revolving Commitment, the Tranche A Revolving Commitment and the Tranche B Revolving Commitment of such Lender.

                  "COMMONLY CONTROLLED ENTITY": an entity, whether or not incorporated, that is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group that includes the Borrower and that is treated as a single employer under Section 414 of the Code.

                  "COMPETITIVE BID": an offer by a Lender to make a Competitive Loan in accordance with Section 2.5.

                  "COMPETITIVE BID RATE": with respect to any Competitive Bid, the margin over the Eurodollar Rate or the Fixed Rate, as applicable, offered by the Lender making such Competitive Bid.

                  "COMPETITIVE BID REQUEST": a request by the Borrower for Competitive Bids in accordance with Section 2.5.

                  "COMPETITIVE BORROWING": any Eurodollar Competitive Borrowing or Fixed Rate Competitive Borrowing in accordance with Section 2.5.

                  "COMPETITIVE LOAN": a Loan made pursuant to Section 2.5.

                  "COMPLIANCE CERTIFICATE": a certificate substantially in the form of Exhibit F (with such changes as may be approved by the Administrative Agent).

                  "CONDUIT LENDER": any special purpose corporation organized and administered by any Lender for the purpose of making Loans hereunder otherwise required to be made by such Lender and designated by such Lender in a written instrument, subject to the consent of the Administrative Agent and the Borrower; PROVIDED, that the designation by any Lender of a Conduit Lender shall not relieve the designating Lender of any of its obligations to fund a Loan under this Agreement if, for any reason, its Conduit Lender fails to fund any such Loan, and the designating Lender (and not the Conduit Lender) shall have the sole right and responsibility to deliver all consents and waivers required or requested under this Agreement with respect to its Conduit Lender, and PROVIDED, further, that no Conduit Lender shall (a) be entitled to receive any greater amount pursuant to Section 3.9, 3.10, 3.11 or 11.5 than the designating Lender would have been entitled to receive in respect of the extensions of credit made by such Conduit Lender or (b) be deemed to have any Commitment hereunder.

                  "CONFIDENTIAL INFORMATION MEMORANDUM": the Confidential Information Memorandum dated September 2000 and furnished to the Lenders.

                  "CONSOLIDATED EBITDAR": for any period, the consolidated operating income of Holdings and its Subsidiaries for such period plus (i) consolidated aircraft operating rental expenses of Holdings and its Subsidiaries for such period plus (ii) amortization and depreciation that were deducted in arriving at the amount of such consolidated operating income for such period plus (iii) interest income of Holdings and its Subsidiaries during such period, all as determined on a consolidated basis in accordance with GAAP.

                  "CONSOLIDATED FIXED CHARGES": for any period, the total consolidated interest expense of Holdings and its Subsidiaries for such period (calculated without regard to any limitations on the payment thereof, but excluding all interest expense relating to dividends on preferred securities of any Subsidiary or Affiliate, and interest expense on any Indebtedness, in each case issued or incurred in connection with the redemption of Holdings' Series A Preferred Stock and Series B Preferred Stock except any such Indebtedness incurred by the Borrower or any of its Subsidiaries which is not subordinated to the Obligations) plus, without duplication, that portion of Capital Lease Obligations of Holdings and its Subsidiaries representing the interest factor for such period, plus the total consolidated aircraft operating rental expenses of Holdings and its Subsidiaries for such period, all as determined on a consolidated basis in accordance with GAAP.

                  "CONSOLIDATED INDEBTEDNESS": at any time, the sum of (i) the aggregate outstanding principal amount of all Indebtedness of Holdings and its Subsidiaries (including, without limitation, the current portion thereof, but excluding (1) all Indebtedness of the type set forth in clause (v) of the definition of Indebtedness, (2) all Indebtedness of the types set forth in clause (iii) of the definition of Indebtedness to the extent relating to Indebtedness of the type described in clause (v) of the definition thereof, (3) all Identified Indebtedness, and (4) all Indebtedness incurred to finance the redemption of Holdings' Series A Preferred Stock and

Series B Preferred Stock except any such Indebtedness incurred by the Borrower or any of its Subsidiaries which is not subordinated to the Obligations and the principal component of Capital Lease Obligations of Holdings and its Subsidiaries) plus (ii) the capitalized aircraft operating lease obligations of Holdings and its Subsidiaries (calculated at any time of determination as the product of (x) seven and (y) the aircraft operating rental expense of Holdings and its Subsidiaries for the four fiscal quarters immediately preceding the date of determination).

                  "CONSOLIDATED NET INCOME": for any period, net after-tax income of Holdings and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

                  "CONTINENTAL": Continental Airlines, Inc., a Delaware corporation.

                  "CONTINGENT OBLIGATION": as to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("PRIMARY OBLIGATIONS") of any other Person (other than Holdings or any of its Subsidiaries) (the "PRIMARY OBLIGOR"), in any manner, whether directly or indirectly, including any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or
(y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; PROVIDED, HOWEVER, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such person in good faith.

                  "CONTRACTUAL OBLIGATION": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

                  "COVERAGE TEST": as defined in Section 7.6.

                  "CREDIT EVENT": shall mean the making of any Loan or the issuance of any Letter of Credit.

                  "CREDIT PARTY": shall mean Holdings, NWAC, NWA and the
Borrower.

                  "DEFAULT": any of the events specified in Section 8, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

                  "DESIGNATED PROPERTIES": as defined in Section 7.7(c).

                  "DISPOSITION": with respect to any property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof (excluding, however, the creation or imposition of any Lien). The terms "DISPOSE" and "DISPOSED OF" shall have correlative meanings.

                  "DOLLARS" and "$": dollars in lawful currency of the United States.

                  "ELIGIBLE TRANSFEREE": a commercial bank, financial institution, other "accredited investor" (as defined in Regulation D of the Securities Act of 1933, as amended) or any Lender Affiliate other than an airline, a commercial air carrier, an air freight forwarder, an entity engaged in the business of parcel transport by air or other similar Person or a corporation or other entity controlling, controlled by or under common control with such an airline, commercial air carrier, air freight forwarder, entity engaged in the business of parcel transport by air or other similar Person.

                  "ENVIRONMENTAL LAWS": any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect.

                  "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "ERISA AFFILIATE": shall mean each person (as defined in Section 3(9) of ERISA) which together with Holdings or any of its Subsidiaries would be deemed to be a "single employer" within the meaning of Section 414(b),
(c) or (o) of the Code.

                  "EUROCURRENCY RESERVE REQUIREMENTS": for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including basic, supplemental, marginal and emergency reserves under any regulations of the Board) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.

                  "EURODOLLAR BASE RATE": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Page 3750 of the Telerate Service screen as of 11:00 a.m., London time, two Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on Page 3750 of the Telerate Service screen (or otherwise on such screen), the "EURODOLLAR BASE RATE" shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by the Administrative Agent with the consent of the Borrower, or in the absence of such availability or consent, by reference to the rate at which the Administrative Agent is offered Dollar deposits at or about 11:00 a.m., New York City time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where its eurodollar and foreign currency and exchange operations are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein.

                  "EURODOLLAR COMPETITIVE BORROWING": any borrowing by the Borrower of Eurodollar Competitive Loans pursuant to the terms of this Agreement.

                  "EURODOLLAR COMPETITIVE LOANS": a Competitive Loan which bears a rate of interest equal to an applicable margin over the Eurodollar Base Rate as specified by the Lender making such Competitive Bid.

                  "EURODOLLAR LOANS": Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

                  "EURODOLLAR RATE": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                              Eurodollar Base Rate
                     --------------------------------------
                     1.00-Eurocurrency Reserve Requirements

                  "EURODOLLAR TRANCHE": the collective reference to Eurodollar Loans under a particular Facility the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

                  "EVENT OF DEFAULT": any of the events specified in Section 8, PROVIDED that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

                  "EXISTING FACILITIES": (a) the $1,000,000,000 Credit Agreement, dated as of December 15, 1995, amended and restated as of October 16, 1996 and further amended and restated as of December 29, 1997 among Holdings, NWAC, NWA, the Borrower, the lending institutions from time to time parties thereto, ABN Amro Bank N.V., as compliance agent, Bankers Trust Company, as administrative agent, Chase Securities Inc., as syndication agent, Citibank, N.A., as documentation agent, and National Westminster Bank plc and First Bank National Association, as agents; and (b) the $500,000,000 Credit Agreement, dated as of May 12, 1998 and amended as of May 29, 1998 and November 12, 1998 and amended and restated as of February 9, 1999 and further amended and restated as of February 4, 2000, among Holdings, NWAC, NWA, the Borrower, the lending institutions from time to time parties thereto, Chase, as administrative agent, Bankers Trust Company, as syndication agent, Credit Lyonnais, New York Branch, as documentation agent, ABN Amro Bank N.V., as compliance agent, and Deutsche Bank Securities Inc. and Chase Securities Inc., as joint lead arrangers and joint book managers.

                  "EXISTING LETTERS OF CREDIT": as defined in Section 2.10(c).

                  "FACILITY": each of (a) the Five-Year Revolving Commitments and the extensions of credit made thereunder (the "FIVE-YEAR REVOLVING FACILITY"), (b) the Tranche A Revolving Commitments and the extensions of credit made thereunder (the "TRANCHE A REVOLVING Facility") and (c) the Tranche B Revolving Commitments and the extensions of credit made thereunder (the "TRANCHE B REVOLVING FACILITY"; together with the Five Year Revolving Facility and Tranche A Revolving Facility, the "REVOLVING FACILITY").

                  "FEDERAL FUNDS EFFECTIVE RATE": for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day of such transactions received by the Reference Lender from three federal funds brokers of recognized standing selected by it.

                  "FINANCIAL OUTLOOK": the five-year financial outlook for Holdings and its consolidated Subsidiaries dated September 14, 2000.

                  "FIVE-YEAR REVOLVING COMMITMENT": as to any Lender, the obligation of such Lender, if any, to make Five-Year Revolving Extensions of Credit in an aggregate amount not to exceed the amount set forth under the heading "Five-Year Revolving Commitment" opposite such Lender's name on Schedule 1.1A or in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The original aggregate amount of the Five-Year Revolving Commitments is $725,000,000.

                  "FIVE-YEAR REVOLVING COMMITMENT PERIOD": the period from and including the Closing Date to the Five-Year Revolving Termination Date.

                  "FIVE-YEAR REVOLVING EXTENSIONS OF CREDIT": as to any Five-Year Revolving Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Five-Year Revolving Loans held by such Lender then outstanding and (b) such Lender's Five-Year Revolving Percentage of the L/C Obligations then outstanding.

                  "FIVE-YEAR REVOLVING LENDER": each Lender that has a Five-Year Revolving Commitment or that holds Five-Year Revolving Loans.

                  "FIVE-YEAR REVOLVING LOANS": as defined in Section 2.1(a).

                  "FIVE-YEAR REVOLVING PERCENTAGE": as to any Five-Year Revolving Lender at any time, the percentage which such Lender's Five-Year Revolving Commitment then constitutes of the Total Five-Year Revolving Commitments (or, at any time after the Five-Year Revolving Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender's Five-Year Revolving Loans then outstanding constitutes of the aggregate principal amount of the Five-Year Revolving Loans then outstanding).

                  "FIVE-YEAR REVOLVING TERMINATION DATE": October 24, 2005 .

                  "FIXED RATE": as to any Competitive Loan (other than a Eurodollar Competitive Loan), the fixed rate of interest per annum specified by the Lender making such Competitive Loan in its related Competitive Bid.

                  "FIXED RATE COMPETITIVE BORROWING": any borrowing by the Borrower of Fixed Rate Competitive Loans pursuant to the terms of this Agreement.

                  "FUNDING OFFICE": the office of the Administrative Agent specified in Section 11.2 or such other office as may be specified from time to time by the Administrative Agent as its funding office by written notice to the Borrower and the Lenders.

                  "GAAP": generally accepted accounting principles in the United States as in effect from time to time, except that for purposes of Section 7.1, GAAP shall, except as otherwise specifically provided for herein, be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the most recent audited financial statements referred to in Section 4.1(a).

                  "GOVERNMENTAL AUTHORITY": any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization (including the National Association of Insurance Commissioners).

                  "GUARANTORS": the collective reference to Holdings, NWAC and NWA.

                  "HEDGING OBLIGATIONS": as to any Person, all obligations and liabilities of such Person under any Interest Rate Protection Agreement, which are payable upon the termination of such agreement.

                  "HOLDINGS": as defined in the preamble to this Agreement.

                  "IDENTIFIED INDEBTEDNESS": (i) Contingent Obligations of Holdings and its Subsidiaries with respect to corporations, partnerships or joint ventures formed with other airlines to conduct fueling, ticketing, terminal operations, aeronautical radio communications, tariff publishing, industry trade associations, local cartage and other similar airline activities consistent with the Borrower's past business practice, where the services provided are generally available to all or substantially all of the airlines utilizing the facility served, (ii) Contingent Obligations of Holdings in respect of (a) the Charter County of Wayne, Michigan Special Airport Facilities Revenue Refunding Bonds (Northwest Airlines, Inc. Facilities) Series 1995, (b) the Charter County of Wayne, Michigan Special Airport Facilities Revenue Bonds (Northwest Airlines, Inc. Facilities) Series 1999 and (c) the New York City Industrial Development Agency Special Facility Revenue Bonds (1997 Northwest Airlines, Inc. Project); PROVIDED that the maximum aggregate liability of Holdings and its Subsidiaries in respect of each such Contingent Obligations shall not exceed $84,305,000, $15,235,000 and $32,795,000 plus interest thereon respectively; (iii) Contingent Obligations of Northwest Aerospace Training Corporation for the benefit of a third party in respect of its space lease in Grand Forks, North Dakota, PROVIDED that the maximum aggregate liability of Northwest Aerospace Training Corporation in respect of all such Contingent Obligations shall not exceed $2,500,000, (iv) Indebtedness of the type described in clause (iii) of the definition thereof in connection with the Borrower's pledge of its receivables generated through the Scheduled Airline Traffic Office to secure Indebtedness incurred by the Scheduled Airline Traffic Office, the proceeds of which are advanced to the Borrower on a non-recourse basis (other than such pledged receivables), (v) Indebtedness of Holdings and its Subsidiaries incurred under and in respect of credit enhancement letters of credit or other similar backstop liquidity facilities to the extent any such letter of credit or backstop liquidity facility, as the case may be, has not been drawn upon, which letters of credit and liquidity facilities provide credit support solely for the interest portion of Indebtedness incurred by Holdings and its Subsidiaries and (vi) Indebtedness described in Section 7.2(f) (whether or not secured).

                  "INDEBTEDNESS": as to any Person, without duplication, (i) all indebtedness (including principal, interest, fees and charges) of such Person for borrowed money or for the deferred purchase price of property or services but excluding trade accounts payable and accrued expenses incurred in the ordinary course of business, (ii) the maximum amount available to be drawn under all letters of credit issued for the account of such Person and all unpaid drawings in respect of such letters of credit, (iii) all Indebtedness of the types described in clause (i), (ii), (iv), (v), (vi) or (vii) of this definition secured by any Lien on any property owned by such Person, whether or not such Indebtedness has been assumed by such Person (to the extent of the value of the respective property), (iv) Capital Lease Obligations, (v) all obligations of such person to pay a specified purchase price for goods or services, whether or not delivered or accepted, I.E., take-or-pay and similar obligations, (vi) all Contingent Obligations of such Person and (vii) all Hedging Obligations under any Interest Rate Protection Agreement, PROVIDED, HOWEVER, that neither (a) the Japanese Land Financing Obligations nor (b) any obligations of Holdings to repurchase up to 27,000,000 shares of its common stock owned by KLM for aggregate consideration not in excess of $1,300,000,000 (so long as no Default or Event of Default exists or would result therefrom) shall constitute Indebtedness.

                  "INDEX DEBT": senior, unsecured, long-term indebtedness for borrowed money of the Borrower that is not guaranteed by any other Person (other than the Guarantors) or subject to any other credit enhancement.

                  "INTEREST PAYMENT DATE": (a) as to any ABR Loan, the fifteenth day of each March, June, September and December to occur while such Loan is outstanding and the final maturity date of such Loan, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period, (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day that is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period, (d) as to any Loan (other than any Revolving Loan that is an ABR Loan), the date of any repayment or prepayment made in respect thereof and (e) as to any Fixed Rate Competitive Loan, the last Business Day of the Interest Period applicable to such Loan as specified and accepted in the applicable Competitive Bid Request and, in the case of a Fixed Rate Competitive Loan with an Interest Period of more than 90 days' duration (unless otherwise specified in the applicable Competitive Bid Request), each Business Day prior to the last Business Day of such Interest Period that occurs at intervals of 90 days' duration after the first Business Day of such Interest Period, and any other dates that are specified in the applicable Competitive Bid Request as interest payment dates with respect to such borrowing.

                  "INTEREST PERIOD": (a) as to any Eurodollar Loan, (i) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three, six or (if available to all Lenders under the relevant

Facility) nine or twelve months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto and (ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three, six or (if available to all Lenders under the relevant Facility) nine or twelve months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto; PROVIDED that, all of the foregoing provisions relating to Interest Periods are subject to the following:

                           (A) if any Interest Period would otherwise end on a
                  day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                           (B) the Borrower may not select an Interest Period
                  for a particular Facility that would extend beyond the anticipated final maturity date of the relevant Loan;

                           (C) any Interest Period that begins on the last
                  Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month;

                           (D) the Borrower shall select Interest Periods so as
                  not to require a payment or prepayment of any Eurodollar Loan during an Interest Period for such Loan; and

                           (E) with respect to Term-Out Loans, the initial
                  Interest Period therefor may, at the Borrower's option, be a period commencing on the day such Term-Out Loan is made or deemed made and ending on the next succeeding day which is the last day of an Interest Period for any then outstanding Revolving Loans.

                  (b) with respect to any Fixed Rate Competitive Loan, the period (which shall not be less than 7 days or more than 365 days) commencing on the date of such borrowing and ending on the date specified in the applicable Commitment Bid Request; PROVIDED that (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall extend to the next succeeding Business Day and (ii) the Borrower may not select an Interest Period that would extend beyond the Five-Year Revolving Termination Date.

                  "INTEREST RATE PROTECTION AGREEMENT": any interest rate swap agreement, interest rate cap agreement, interest collar agreement, interest rate hedging agreement or other similar agreement or arrangement.

                  "ISSUING LENDER": each of Chase, BTCo. and any other Five-Year Revolving Lender that has agreed in its sole discretion to act as an Issuing Lender hereunder and that has been approved in writing by the Administrative Agent as an Issuing Lender hereunder, in each case in its capacity as issuer of any Letter of Credit.

                  "JAPANESE LAND FINANCING OBLIGATIONS": all obligations of the Borrower under that certain Second Amended and Restated Loan Agreement, dated as of September 30, 1995, as amended, between the Borrower and Konan City Planning Co., Ltd., but only to the extent that such obligations are non-recourse with respect to all Loan Parties and their Subsidiaries and are secured solely by the following real property: (i) the Azabu property, (ii) the Kamiya-cho property and (iii) the Sarugaku-cho property.

                  "JOINT LEAD ARRANGERS": as defined in the preamble to this Agreement.

                  "KLM": Koninklijke Luchtvaart Maatschappij N.V., a Netherlands corporation.

                  "LAST RESPONSE DATE": as defined in Section 2.8.

                  "LAX TWO": LAX TWO CORP., a non-profit California mutual benefit corporation.

                  "L/C COMMITMENT": $150,000,000.

                  "L/C FEE PAYMENT DATE": the fifteeneth day of each March, June, September and December and the last day of the Five-Year Revolving Commitment Period.

                  "L/C OBLIGATIONS": at any time, an amount equal to the sum of
(a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit that have not then been reimbursed pursuant to Section 2.14.

                  "L/C PARTICIPANTS": the collective reference to all the Five-Year Revolving Lenders other than the relevant Issuing Lender.

                  "LEASE": any operating lease entered into by any Loan Party or any of its Subsidiaries as lessee thereunder.

                  "LENDERS": as defined in the preamble to this Agreement, PROVIDED that unless the context otherwise requires, each reference herein to the Lenders shall be deemed to include any Issuing Lender and Conduit Lender.

                  "LENDER AFFILIATE": (a) any Affiliate of any Lender, (b) any Person that is administered or managed by any Lender and that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business and (c) with respect to any Lender which is a fund that invests in commercial loans and similar extensions of credit, any other fund that invests in commercial loans and similar extensions of credit and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such Lender or investment advisor.

                  "LETTERS OF CREDIT": as defined in Section 2.10(a).

                  "LIEN": any mortgage, pledge, hypothecation, assignment, security deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

                  "LOAN": any loan made by any Lender pursuant to this Agreement.

                  "LOAN DOCUMENTS": this Agreement and any Notes.

                  "LOAN PARTIES": the Borrower and the Guarantors.

                  "MAJORITY FACILITY LENDERS": with respect to any Facility, the holders of more than 50% of the aggregate unpaid principal amount of the Total Five-Year Revolving Extensions of Credit, Total Tranche A Revolving Extensions of Credit or Total Tranche B Revolving Extensions of Credit, as the case may be, outstanding under such Facility (or, in the case of each Revolving Facility, prior to any termination of the Revolving Commitments thereunder, the holders of more than 50% of the Total Revolving Commitments thereunder (with any Tranche B Revolving Lender which has Term-Out Loans outstanding being deemed to have a Tranche B Revolving Commitment equal to the aggregate principal amount of such Term-Out Loans then outstanding)).

                  "MATERIAL ADVERSE EFFECT": a material adverse effect on the financial condition or results of operations of the Borrower and its Subsidiaries taken as a whole.

                  "MOODY'S": Moody's Investors Service, Inc.

                  "MULTIEMPLOYER PLAN": a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA with respect to which the Borrower or any of its ERISA Affiliates is an "employer" as defined in Section 3(5) of ERISA.

                  "NARITA HOTEL PROPERTY": the hotel property owned by the Borrower located near the Narita Airport in Japan.

                  "NON-EXCLUDED TAXES": as defined in Section 3.10(a).

                  "NON-U.S. LENDER": as defined in Section 3.10(d).

                  "NOTES": the collective reference to any promissory note evidencing Loans.

                  "NWA": as defined in the preamble to this Agreement.

                  "NWAC": as defined in the preamble to this Agreement.

                  "OBLIGATIONS": the unpaid principal of and interest on (including interest accruing after the maturity of the Loans and Reimbursement Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Borrower to any Agent or Lender (or, in the case of Specified Interest Rate Protection Agreements, any affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which arise under, out of, or in connection with, this Agreement, any other Loan Document, the Letters of Credit, any Specified Interest Rate Protection Agreement entered into with any Lender or any affiliate of any Lender or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to any Agent or Lender that are required to be paid by the Borrower pursuant hereto) or otherwise.

                  "OTHER TAXES": any and all present or future stamp or documentary taxes or any other property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, this Agreement or any other Loan Document.

                  "PACIFIC ROUTES": the Pacific route authorities described on
Schedule 7.5.

                  "PARTICIPANT": as defined in Section 11.6(b).

                  "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

                  "PENSION PLAN": any plan (other than a Multiemployer Plan) described in Section 4021(a) of ERISA, and not excluded pursuant to Section 4021(b) of ERISA, with respect to which any Credit Party or any of its ERISA Affiliates is a "contributing sponsor" as defined in Section 4001(a)(13) of ERISA and each such plan for the five year period immediately following the last date on which the Borrower or any of its ERISA Affiliates contributed or had an obligation to contribute to such plan.

                  "PERSON": an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

                  "POOL ASSETS": the assets of the Borrower listed on Schedule 7.5, to the extent modified pursuant to Section 7.5 and together with all the engines necessary to comply with Section 7.5(c).

                  "RATING AGENCY": S&P or Moody's, as the case may be.

                  "REFERENCE LENDER": Chase.

                  "REGISTER": as defined in Section 11.6(d).

                  "REGULATION U": Regulation U of the Board as in effect from time to time.

                  "REIMBURSEMENT OBLIGATION": the obligation of the Borrower to reimburse the relevant Issuing Lender pursuant to Section 2.14 for amounts drawn under Letters of Credit.

                  "REORGANIZATION": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

                  "REPLACED LENDER": as defined in Section 3.13.

                  "REPLACEMENT LENDER": as defined in Section 3.13.

                  "REQUIRED LENDERS": at any time, the holders of more than 50% of the sum of (a) the Total Five-Year Revolving Commitments then in effect or, if the Five-Year Revolving Commitments have been terminated, the Total Five-Year Revolving Extensions of Credit then outstanding, (b) the Total Tranche A Revolving Commitments then in effect or, if the Tranche A Revolving Commitments have been terminated, the Total Tranche A Revolving Extensions of Credit then outstanding and (c) the Total Tranche B Revolving Commitments then in effect or, if the Tranche B Revolving Commitments have been terminated, the Total Tranche B Revolving Extensions of Credit then outstanding (if any Tranche B Revolving Lender shall have any Term-Out Loans outstanding prior to the termination of the Tranche B Revolving Commitments, such Lender shall, for purposes of this definition, be deemed to have a Tranche B Revolving Commitment equal to the aggregate principal amount of such Lender's Term-Out Loans then outstanding).

                  "REQUIREMENT OF LAW": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                  "RESPONSIBLE OFFICER": the chief executive officer, president, chief financial officer, treasurer or chief accounting officer of the Borrower, but in any event, with respect to financial matters, the chief financial officer, treasurer or chief accounting officer of the Borrower.

                  "RESTRICTED PAYMENTS": as defined in Section 7.7.

                  "REVOLVING COMMITMENT": as to any Lender, its Five-Year Revolving Commitment, Tranche A Revolving Commitment and Tranche B Revolving Commitment.

                  "REVOLVING EXTENSIONS OF CREDIT": as to any Lender, its Five-Year Revolving Extensions of Credit, Tranche A Revolving Extensions of Credit and Tranche B Revolving Extensions of Credit.

                  "REVOLVING LENDER": each Lender that has a Revolving Commitment or that holds Revolving Loans.

                  "REVOLVING LOANS": a Five-Year Revolving Loan, Tranche A Revolving Loan or Tranche B Revolving Loan, as the case may be.

                  "S&P": Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc.

                  "SEC": the Securities and Exchange Commission.

                  "SIGNIFICANT SUBSIDIARY": any Subsidiary that would be a "significant subsidiary" of any of the Loan Parties within the meaning of the SEC's Regulation S-X.

                  "SPECIFIED INTEREST RATE PROTECTION AGREEMENT": any Interest Rate Protection Agreement entered into by the Borrower and any Lender or Lender Affiliate designated by the relevant Lender and the Borrower, by written notice to the Administrative Agent, as a Specified Interest Rate Protection Agreement.

                  "STAGE III AIRCRAFT": aircraft owned by the Borrower certified as Stage III aircraft, as set forth in Federal Aviation Regulation 36.1(f)(6), 14 C.F.R. Section 36.1(f)(6) or any successor regulation, as amended.

                  "SUBSIDIARY": (i) any corporation more than 50% of whose stock having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time; PROVIDED, HOWEVER, that (x) LAX Two and its Subsidiaries and (y) Air Partners and Continental and their Subsidiaries shall be deemed not to be Subsidiaries of Holdings or any of its Subsidiaries for all purposes of this Agreement (including the calculation of the financial covenants and the definitions relating thereto) and the other Loan Documents so long as, in the case of clause (y) above, Holdings does not own, directly or indirectly, more than 50% of the equity interest (i.e., the economic interest rather than the voting interest) in Continental.

                  "SYNDICATION AGENT": as defined in the preamble to this Agreement.

                  "TERM-OUT LOAN": as defined in Section 2.9

                  "TERMINATION EVENT": means (i) a "reportable event" described in Section 4043 of ERISA or in the regulations thereunder (excluding events for which the requirement for notice of such reportable event has been waived under subsection .22, .23, .25, .27, or .28 of PBGC Regulation Section 4043), or (ii) the withdrawal of any Credit Party or any of its ERISA Affiliates from a Pension Plan during a plan year in which it was a "substantial employer" as defined in
Section 4001(a)(2) of ERISA, or (iii) the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination under Section 4041 of ERISA, or (iv) the institution of proceedings to terminate a Pension Plan by the PBGC, or (v)any other event or condition which might constitute reasonable grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan, or (vi) the complete or partial withdrawal (within the meaning of Sections 4203 and 4205, respectively, of ERISA) of any Credit Party or any of its ERISA Affiliates from a Multiemployer Plan, or (vii) the insolvency or reorganization (within the meaning of Sections 4245 and 4241, respectively, of ERISA) of any Multiemployer Plan.

                  "TOTAL FIVE-YEAR REVOLVING COMMITMENTS": at any time, the aggregate amount of the Five-Year Revolving Commitments then in effect.

                  "TOTAL FIVE-YEAR REVOLVING EXTENSIONS OF CREDIT": at any time, the aggregate amount of the Five-Year Revolving Extensions of Credit outstanding at such time.

                  "TOTAL REVOLVING COMMITMENTS": the Total Five-Year Revolving Commitments, the Total Tranche A Revolving Commitments and the Total Tranche B Revolving Commitments.

                  "TOTAL TRANCHE A REVOLVING COMMITMENTS": at any time, the aggregate amount of the Tranche A Revolving Commitments then in effect.

                  "TOTAL TRANCHE A REVOLVING EXTENSIONS OF CREDIT": at any time, the aggregate amount of the Tranche A Revolving Extensions of Credit outstanding at such time.

                  "TOTAL TRANCHE B REVOLVING COMMITMENTS": at any time, the aggregate amount of the Tranche B Revolving Commitments then in effect.

                  "TOTAL TRANCHE B REVOLVING EXTENSIONS OF CREDIT": at any time, the aggregate amount of the Tranche B Revolving Extensions of Credit outstanding at such time.

                  "TOTAL REVOLVING EXTENSIONS OF CREDIT": the Total Five-Year Revolving Extensions of Credit, the Total Tranche A Revolving Extensions of Credit and the Total Tranche B Revolving Extensions of Credit.

                  "TRANCHE A EXTENDING LENDER": as defined in Section 2.8(a).

                  "TRANCHE A EXTENSION DATE": as defined in Section 2.8(a).

                  "TRANCHE A LAST RESPONSE DATE": as defined in Section 2.8(a).

                  "TRANCHE A NON-EXTENDING LENDER": as defined in Section
2.8(a).

                  "TRANCHE A REVOLVING COMMITMENT": as to any Lender, the obligation of such Lender, if any, to make Revolving Loans in an aggregate principal amount not to exceed the amount set forth under the heading "Tranche A Revolving Commitment" opposite such Lender's name on Schedule 1.1A or in the Assignment and Acceptance pursuant to which such Lender become a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The original aggregate amount of the Tranche A Revolving Commitments is $150,000,000.

                  "TRANCHE A REVOLVING COMMITMENT PERIOD": the period from and including the Closing Date to the Tranche A Revolving Termination Date.

                  "TRANCHE A REVOLVING EXTENSIONS OF CREDIT": as to any Tranche A Revolving Lender at any time, an amount equal to the aggregate principal amount of all Tranche A Revolving Loans held by such Lender then outstanding

                  "TRANCHE A REVOLVING LENDER": each Lender that has a Tranche A Revolving Commitment or that holds Tranche A Revolving Loans.

                  "TRANCHE A REVOLVING LOANS": as defined in Section 2.2(a).

                  "TRANCHE A REVOLVING PERCENTAGE": as to any Tranche A Revolving Lender at any time, the percentage which such Lender's Tranche A Revolving Commitment then constitutes of the Total Tranche A Revolving Commitments (or, at any time after the Tranche A Revolving Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender's Tranche A Revolving Loans then outstanding constitutes of the aggregate principal amount of the Tranche A Revolving Loans then outstanding).

                  "TRANCHE A REVOLVING TERMINATION DATE": October 23, 2001 (subject to extension pursuant to Section 2.8(a)).

                  "TRANCHE B EXTENDING LENDER": as defined in Section 2.8(b).

                  "TRANCHE B EXTENSION DATE": as defined in Section 2.8(b).

                  "TRANCHE B LAST RESPONSE DATE": as defined in Section 2.8(a).

                  "TRANCHE B NON-EXTENDING LENDER": as defined in Section
2.8(a).

                  "TRANCHE B REVOLVING COMMITMENT": as to any Lender, the obligation of such Lender, if any, to make Revolving Loans in an aggregate principal amount not to exceed the amount set forth under the heading "Tranche B Revolving Commitment" opposite such Lender's name on Schedule 1.1A or in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The original aggregate amount of the Tranche B Revolving Commitments is $250,000,000.

                  "TRANCHE B REVOLVING COMMITMENT PERIOD": the period from and including the Closing Date to the Tranche B Revolving Termination Date.

                  "TRANCHE B REVOLVING EXTENSIONS OF CREDIT": as to any Tranche B Revolving Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Tranche B Revolving Loans held by such Lender then outstanding and (b) the aggregate principal amount of all Term-Out Loans then held by such Lender then outstanding.

                  "TRANCHE B REVOLVING LENDER": each Lender that has a Tranche B Revolving Commitment or that holds Tranche B Revolving Loans.

                  "TRANCHE B REVOLVING LOANS": as defined in Section 2.3(a).

                  "TRANCHE B REVOLVING PERCENTAGE": as to any Tranche B Revolving Lender at any time, the percentage which such Lender's Tranche B Revolving Commitment then constitutes of the Total Tranche B Revolving Commitments (or, at any time after the Tranche B Revolving Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender's Tranche B Revolving Loans then outstanding constitutes of the aggregate principal amount of the Tranche B Revolving Loans then outstanding).

                  "TRANCHE B REVOLVING TERMINATION DATE": October 23, 2001 (subject to extension pursuant to Section 2.8(b).

                  "TRANSFEREE": any Assignee or Participant.

                  "TYPE": as to any Loan, its nature as an ABR Loan or a Eurodollar Loan.

                  "UNITED STATES": the United States of America.

                  1.2 OTHER DEFINITIONAL PROVISIONS. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

                  (b) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, (i) accounting terms relating to Holdings and its Subsidiaries not defined in
Section 1.1 shall have the respective meanings given to them under GAAP, (ii) the words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation," and (iii) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Capital Stock, securities, revenues, accounts, leasehold interests and contract rights.

                  (c) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                  (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

        SECTION 2 AMOUNT AND TERMS OF REVOLVING COMMITMENTS

                  2.1 FIVE-YEAR REVOLVING COMMITMENTS. (a) Subject to the terms and conditions hereof, each Five-Year Revolving Lender severally agrees to make revolving credit loans ("Five-Year Revolving Loans") to the Borrower from time to time during the Five-Year Revolving Commitment Period in an aggregate principal amount at any one time outstanding which will not result in (a) the aggregate principal amount of outstanding Five-Year Revolving Loans of such Lender, when added to such Lender's Five-Year Revolving Percentage of the L/C Obligations then outstanding, exceeding the amount of such Lender's Five-Year Revolving Commitment and (b) the sum of the aggregate principal amount of Five-Year Revolving Loans then outstanding and the aggregate principal amount of Competitive Loans then outstanding exceeding the Total Five-Year Revolving Commitments. During the Five-Year Revolving Commitment Period, the Borrower may use the Five-Year Revolving Commitments by borrowing, prepaying and reborrowing the Five-Year Revolving Loans in whole or in part, all in accordance with the terms and conditions hereof. The Five-Year Revolving Loans may from time to time be Eurodollar Loans or ABR Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections
2.4 and 3.3.

                  (b) The Borrower shall repay all outstanding Five-Year Revolving Loans on the Five-Year Revolving Termination Date.

                  2.2 TRANCHE A REVOLVING COMMITMENTS. (a) Subject to the terms and conditions hereof, each Tranche A Revolving Lender severally agrees to make revolving credit loans ("Tranche A Revolving Loans") to the Borrower from time to time during the Tranche A Revolving Commitment Period in an aggregate principal amount at any one time outstanding which will not result in the aggregate principal amount of Tranche A Revolving Loans of such Lender then outstanding exceeding the amount of such Lender's Tranche A Revolving Commitment, provided that (i) the Borrower may not borrow under the Tranche A Revolving Commitments unless the Total Five-Year Revolving Extensions of Credit plus the aggregate principal amount of Competitive Loans then outstanding are equal to the Total Five-Year Revolving Commitments and (ii) any borrowing under the Tranche A Revolving Commitments shall be accompanied by a ratable borrowing under the Tranche B Revolving Commitments. During the Tranche A Revolving Commitment Period, the Borrower may use the Tranche A Revolving Commitments by borrowing, prepaying and reborrowing the Tranche A Revolving Loans in whole or in part, all in accordance with the terms and conditions hereof. The Tranche A Revolving Loans may from time to time be Eurodollar Loans or ABR Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.4 and 3.3.

                  (b) Subject to Section 2.8(a), the Borrower shall repay all outstanding Tranche A Revolving Loans on the Tranche A Revolving Termination Date.

                  2.3 TRANCHE B REVOLVING COMMITMENTS. (a) Subject to the terms and conditions hereof, each Tranche B Revolving Lender severally agrees to make revolving credit loans ("Tranche B Revolving Loans") to the Borrower from time to time during the Tranche B Revolving Commitment Period in an aggregate principal amount at any one time outstanding which will not result in the aggregate principal amount of Tranche B Revolving Loans of such Lender then outstanding exceeding the amount of such Lender's Tranche B Revolving Commitment, provided that (i) the Borrower may not borrow under the Tranche B Revolving Commitments unless the Total Five-Year Revolving Extensions of Credit plus the aggregate principal amount of Competitive Loans then outstanding are equal to the Total Five-Year Revolving Commitments and (ii) any borrowing under the Tranche B Revolving Commitments shall be accompanied by a ratable borrowing under the Tranche A Revolving Commitments. During the Tranche B Revolving Commitment Period, the Borrower may use the Tranche B Revolving Commitments by borrowing, prepaying and reborrowing the Tranche B Revolving Loans in whole or in part, all in accordance with the terms and conditions hereof. The Tranche B Revolving Loans may from time to time be Eurodollar Loans or ABR Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.4 and 3.3.

                  (b) Subject to Section 2.8(b), the Borrower shall repay all outstanding Tranche B Revolving Loans on the Tranche B Revolving Termination Date.

                  2.4 PROCEDURE FOR REVOLVING LOAN BORROWING. The Borrower may borrow under the Five-Year Revolving Commitments, the Tranche A Revolving Commitments and the Tranche B Revolving Commitments during the Five-Year Revolving Commitment Period, the Tranche A Revolving Commitment Period and the Tranche B Revolving Commitment Period, respectively, on any Business Day, provided that the Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 12:00 Noon, New York City time, (a) three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Loans, or (b) one Business Day prior to the requested Borrowing Date, in the case of ABR Loans), specifying (i) the amount and Type of Revolving Loans to be borrowed, (ii) whether the Revolving Loans to be borrowed are Five-Year Revolving Loans, Tranche A Revolving Loans or Tranche B Revolving Loans, (iii) the requested Borrowing Date and (iv) in the case of Eurodollar Loans, the respective amounts of each such Loan and the respective lengths of the initial Interest Periods therefor. Any such notice may be given by telephone if promptly confirmed in writing. Any Revolving Loans made on the Closing Date shall initially be ABR Loans. Each borrowing under the Revolving Commitments shall be in an amount equal to $10,000,000 or an integral multiple of $5,000,000 in excess thereof (or, if the then aggregate Available Five-Year Revolving Commitments, the Available Tranche A Revolving Commitments or the Available Tranche B Revolving Commitments, as the case may be, are less than $10,000,000, such lesser amount). Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each affected Revolving Lender thereof. Each relevant Revolving Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the Borrower at the Funding Office prior to 12:00 Noon, New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the relevant Revolving Lenders and in like funds as received by the Administrative Agent.

                  2.5 COMPETITIVE BID PROCEDURE. (a) Subject to the terms and conditions set forth herein, from time to time during the Five-Year Revolving Commitment Period the Borrower may request Competitive Bids and may (but shall not have any obligation to) accept Competitive Bids and borrow Competitive Loans, provided that the Total Five-Year Revolving Extensions of Credit plus the aggregate principal amount of Competitive Loans then outstanding may not exceed the Total Five-Year Revolving Commitments. To request Competitive Bids, the Borrower shall notify the Administrative Agent of such request by telephone, in the case of a Eurodollar Competitive Borrowing, not later than 11:00 a.m., New York City time, four Business Days before the date of the proposed borrowing and, in the case of a Fixed Rate Competitive Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of the proposed borrowing; provided that the Borrower may submit up to (but not more than) three Competitive Bid Requests on the same day, but a Competitive Bid Request shall not be made within five Business Days after the date of any previous Competitive Bid Request, unless any and all such previous Competitive Bid Requests shall have been withdrawn or all Competitive Bids received in response thereto rejected. Each such telephonic Competitive Bid Request shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written

Competitive Bid Request in the form of Exhibit E and signed by the Borrower. Each such telephonic and written Competitive Bid Request shall specify the following information:

                  (i) the aggregate amount of the requested borrowing;

                  (ii) the date of such borrowing, which shall be a Business
         Day;

                  (iii) whether such borrowing is to be a Eurodollar Competitive Borrowing or a Fixed Rate Competitive Borrowing; and

                  (iv) the Interest Period, if applicable, for such Loan, which shall be a period contemplated by the definition of the term "Interest Period."

                  Promptly following receipt of a Competitive Bid Request in accordance with this Section, the Administrative Agent shall notify the Five-Year Revolving Lenders of the details thereof by telecopy, inviting the Five-Year Revolving Lenders to submit Competitive Bids.

                  (b) Each Five-Year Revolving Lender may (but shall not have any obligation to) make one or more Competitive Bids to the Borrower in response to a Competitive Bid Request. Each Competitive Bid by a Five-Year Revolving Lender must be received by the Administrative Agent by telecopy, in the case of a Eurodollar Competitive Borrowing, not later than 9:30 a.m., New York City time, three Business Days before the proposed date of such Competitive Borrowing, and in the case of a Fixed Rate Competitive Borrowing, not later than 9:30 a.m., New York City time, on the proposed date of such Competitive Borrowing. Each Competitive Bid shall specify (i) the principal amount (which shall be a minimum of $5,000,000 and an integral multiple of $1,000,000 and which may equal the entire principal amount of the Competitive Loan requested by the Borrower) of the Competitive Loan or Loans that the Five-Year Revolving Lender is willing to make, (ii) the Competitive Bid Rate or Rates at which the Five-Year Revolving Lender is prepared to make such Loan or Loans (expressed as a percentage rate per annum in the form of a decimal to no more than four decimal places) and (iii) the Interest Period applicable to each such Loan and the last day thereof.


                  (c) The Administrative Agent shall promptly notify the Borrower by telecopy of the Competitive Bid Rate and the principal amount specified in each Competitive Bid and the identity of the Five-Year Revolving Lender that shall have made such Competitive Bid.

                  (d) Subject only to the provisions of this paragraph, the Borrower may accept or reject any Competitive Bid. The Borrower shall notify the Administrative Agent by telephone, confirmed by telecopy in a form approved by the Administrative Agent, whether and to what extent it has decided to accept or reject each Competitive Bid, in the case of a Eurodollar Competitive Borrowing, not later than 10:30 a.m., New York City time, three Business Days before the date of the proposed Competitive Borrowing, and in the case of a Fixed Rate Competitive Borrowing, not later than 10:30 a.m., New York City time, on the proposed date of the Competitive Borrowing; PROVIDED that (i) the failure of the Borrower to give such notice shall be deemed to be a rejection of each Competitive Bid, (ii) the Borrower shall not accept a Competitive Bid made at a particular Competitive Bid Rate if the Borrower rejects a Competitive Bid made at a lower Competitive Bid Rate, (iii) the aggregate amount of the Competitive Bids accepted by the Borrower shall not exceed the aggregate amount of the requested Competitive Borrowing specified in the related Competitive Bid Request, (iv) to the extent necessary to comply with clause (iii) above, the Borrower may accept Competitive Bids at the same Competitive Bid Rate in part, which acceptance, in the case of multiple Competitive Bids at such Competitive Bid Rate, shall be made pro rata in accordance with the amount of each such Competitive Bid, and
(v) except pursuant to clause (iv) above, no Competitive Bid shall be accepted for a Competitive Loan unless such Competitive Loan is in a minimum principal amount of $5,000,000 and an integral multiple of $1,000,000, PROVIDED FURTHER that if a Competitive Loan must be in an amount less than $5,000,000 because of the provisions of clause (iv) above, such Competitive Loan may be for a minimum of $1,000,000 or any integral multiple thereof, and in calculating the pro rata allocation of acceptances of portions of multiple Competitive Bids at a particular Competitive Bid Rate pursuant to clause (iv) the amounts shall be rounded to integral multiples of $1,000,000 in a manner determined by the Borrower. A notice given by the Borrower pursuant to this paragraph shall be irrevocable.

                  (e) The Administrative Agent shall promptly notify each bidding Five-Year Revolving Lender by telecopy whether or not its Competitive Bid has been accepted (and, if so, the amount and Competitive Bid Rate so accepted), and each successful bidder will thereupon become bound, subject to the terms and conditions hereof, to make the Competitive Loan in respect of which its Competitive Bid has been accepted.

                  (f) If the Administrative Agent shall elect to submit a Competitive Bid in its capacity as a Five-Year Revolving Lender, it shall submit such Competitive Bid directly to the Borrower at least one quarter of an hour earlier than the time by which the other Five-Year Revolving Lenders are required to submit their Competitive Bids to the Administrative Agent pursuant to paragraph (b) of this Section.

                  2.6 COMMITMENT FEES, ETC. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Five-Year Revolving Lender and Tranche A Revolving Lender and Tranche B Revolving Lender a commitment fee for the period from and including the Closing Date to the last day of the Five-Year Revolving Commitment Period, the Tranche A Revolving Commitment Period or the Tranche B Revolving Commitment Period, as the case may be, computed at the Applicable Rate on the average daily amount of the Available Five-Year Revolving Commitment, Available Tranche A Revolving Commitment and Available Tranche B Revolving Commitment of such Lender during the period for which payment is made, payable quarterly in arrears on the fifteenth day of each March, June, September and December and on the Five-Year Revolving Termination Date, Tranche A Revolving Termination Date or the Tranche B Revolving Termination Date, as the case may be, commencing on the first of such dates to occur after the date hereof.

                  (b) The Borrower agrees to pay to the Administrative Agent the fees in the amounts and on the dates previously agreed to in writing by the Borrower and the Administrative Agent.

                  2.7 TERMINATION OR REDUCTION OF REVOLVING COMMITMENTS. The Borrower shall have the right, upon not less than three Business Days' notice to the Administrative Agent (which may be given by telephone if promptly confirmed in writing), to terminate the Five-Year

Revolving Commitments, Tranche A Revolving Commitments or Tranche B Revolving Commitments or, from time to time, to reduce the amount of the Five-Year Revolving Commitments, Tranche A Revolving Commitments or Tranche B Revolving Commitments; provided that (a) no such termination or reduction of Five-Year Revolving Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Five-Year Revolving Loans made on the effective date thereof, the Total Five-Year Revolving Extensions of Credit plus the aggregate principal amount of Competitive Loans then outstanding would exceed the Total Five-Year Revolving Commitments, (b) no such termination or reduction of Tranche A Revolving Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Tranche A Revolving Loans made on the effective date thereof, the Total Tranche A Revolving Extensions of Credit would exceed the Total Tranche A Revolving Commitments and (c) no such termination or reduction of Tranche B Revolving Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Tranche B Revolving Loans made on the effective date thereof, the Total Tranche B Revolving Extensions of Credit would exceed the Total Tranche B Revolving Commitments. Any such reduction shall be in an amount equal to $5,000,000, or an integral multiple of $1,000,000 in excess thereof, and shall reduce permanently the Five-Year Revolving Commitments, the Tranche A Revolving Commitments and the Tranche B Revolving Commitments, as the case may be, then in effect.

                  2.8 EXTENSION OF TRANCHE A REVOLVING TERMINATION DATE. (a) At least 30 days but not more than 60 days prior to the Tranche A Revolving Termination Date in effect at any time, the Borrower may, by written notice to the Administrative Agent (which notice the Administrative Agent shall promptly transmit to each Tranche A Revolving Lender), request that each Tranche A Revolving Lender agree to an extension of the Tranche A Revolving Termination Date in effect at such time for a period of 364 days from its then scheduled expiration. Each Tranche A Revolving Lender shall respond to such extension request (each such response being delivered to the Administrative Agent) not earlier than fifteen days but at least five days (such date, the "Tranche A Last Response Date") prior to such Tranche A Revolving Termination Date, with the failure of any Tranche A Revolving Lender to respond being deemed to be a negative response. Each Tranche A Revolving Lender shall decide in its sole discretion whether or not to agree to such extension of the Tranche A Revolving Termination Date. On the Business Day next following the Tranche A Last Response Date, the Administrative Agent shall advise the Borrower of each Tranche A Revolving Lender's response, whereupon the Borrower shall, within one Business Day, determine and so advise the Administrative Agent either (a) not to have the Tranche A Revolving Termination Date extended or (b) to have the Tranche A Revolving Termination Date extended. If the Borrower so elects to extend the Tranche A Revolving Termination Date, and so long as no Default or Event of Default is in existence at such time, then each Tranche A Revolving Lender that has responded affirmatively as set forth above (each such Tranche A Revolving Lender, a "Tranche A Extending Lender") shall be deemed to have agreed (such agreement to become effective on the then effective Tranche A Revolving Termination Date (each such date a " Tranche A Extension Date")) to cause the Tranche A Revolving Termination Date to be extended as to each Tranche A Extending Lender until the date which is 364 days after the then effective Tranche A Revolving Termination Date. In the event that one or more Tranche A Revolving Lenders (each a "Tranche A Non-Extending Lender") do not agree to such extension, the Borrower may elect, with respect to such Tranche A Non-Extending Lender, on or before the Tranche A Revolving Termination

Date then in effect, to provide, with the consent of the Administrative Agent (which consent shall not be unreasonably withheld), another bank or financial institution or entity to acquire the Tranche A Revolving Commitment of and Tranche A Revolving Loans owing to such Tranche A Non-Extending Lender, which assignment of such Tranche A Non-Extending Lender's Tranche A Revolving Commitment and Tranche A Revolving Loans shall be effected pursuant to an Assignment and Acceptance executed by the Tranche A Non-Extending Lender, such other bank or financial institution or entity, the Borrower and the Administrative Agent. On such Tranche A Extension Date, the Tranche A Revolving Commitment of such Tranche A Non-Extending Lender shall automatically terminate in whole without any further notice or other action by the Borrower, such Tranche A Non-Extending Lender or any other Person and all principal, interest and fees owing to such Tranche A Non-Extending Lender shall be paid in full by the Borrower, provided that such Tranche A Non-Extending Lender's rights under Sections 3.9, 3.10, 3.11 and 11.5 shall survive the Tranche A Extension Date for such Tranche A Non-Extending Lender as to matters occurring on or prior to such date. In the event that the Borrower shall elect not to replace the Tranche A Revolving Commitments of a Tranche A Non-Extending Lender, such Tranche A Non-Extending Lender's Tranche A Revolving Commitment shall terminate on the Tranche A Extension Date. The Tranche A Revolving Termination Date may be extended for successive periods of 364 days pursuant to this Section but in no event shall any Tranche A Revolving Termination Date extend beyond the Five-Year Revolving Termination Date.

                  (b) Extension of Tranche B Revolving Termination Date. At least 30 days but not more than 60 days prior to the Tranche B Revolving Termination Date in effect at any time, the Borrower may, by written notice to the Administrative Agent (which notice the Administrative Agent shall promptly transmit to each Tranche B Revolving Lender), request that each Tranche B Revolving Lender agree to an extension of the Tranche B Revolving Termination Date in effect at such time for a period of 364 days from its then scheduled expiration. Each Tranche B Revolving Lender shall respond to such extension request (each such response being delivered to the Administrative Agent) not earlier than fifteen days but at least five days (such date, the "Tranche B Last Response Date") prior to such Tranche B Revolving Termination Date, with the failure of any Tranche B Revolving Lender to respond being deemed to be a negative response. Each Tranche B Revolving Lender shall decide in its sole discretion whether or not to agree to such extension of the Tranche B Revolving Termination Date. On the Business Day next following the Tranche B Last Response Date, the Administrative Agent shall advise the Borrower of each Tranche B Revolving Lender's response, whereupon the Borrower shall, within one Business Day, determine and so advise the Administrative Agent either (a) not to have the Tranche B Revolving Termination Date extended or (b) to have the Tranche B Revolving Termination Date extended. If the Borrower so elects to extend Tranche B Revolving Termination Date, and so long as no Default or Event of Default is in existence at such time, then each Tranche B Revolving Lender that has responded affirmatively as set forth above (each such Tranche B Revolving Lender, a "Tranche B Extending Lender") shall be deemed to have agreed (such agreement to become effective on the then effective Tranche B Revolving Termination Date (each such date a "Tranche B Extension Date")) to cause the Tranche B Revolving Termination Date to be extended as to each Tranche B Extending Lender until the date which is 364 days after the then effective Tranche B Revolving Termination Date. In the event that one or more Tranche B Revolving Lenders (each a "Tranche B Non-Extending Lender") do not agree to such extension, the Borrower may elect, with respect to such Tranche B Non-Extending Lender, on or before the Tranche B Revolving Termination Date then in effect, to either (i) provide, with the consent of the Administrative Agent (which consent shall not be unreasonably withheld), another bank or financial institution or entity to acquire the Tranche B Revolving Commitment of and Tranche B Revolving Loans owing to such Tranche B Non-Extending Lender, which assignment of such Tranche B Non-Extending Lender's Tranche B Revolving Commitment and Tranche B Revolving Loans shall be effected pursuant to an Assignment and Acceptance executed by the Tranche B Non-Extending Lender, such other bank or financial institution or entity, the Borrower and the Administrative Agent ; or (ii) convert, on the Tranche B Extension Date, the outstanding Tranche B Revolving Loans of such Tranche B Non-Extending Lender (which, notwithstanding anything to the contrary contained herein, may be borrowed for such purpose on a non pro rata basis and without regard to whether the Five-Year Revolving Facility has been fully drawn) into term loans ("Term-Out Loans") in accordance with Section 2.9. On such Tranche B Extension Date, the Tranche B Revolving Commitment of such Tranche B Non-Extending Lender shall automatically terminate in whole without any further notice or other action by the Borrower, such Tranche B Non-Extending Lender or any other Person, provided that such Tranche B Non-Extending Lender's rights under Sections 3.9, 3.10, 3.11 and 11.5 shall survive the Tranche B Extension Date for such Tranche B Non-Extending Lender as to matters occurring on or prior to such date. In the event that the Borrower shall elect not to replace or terminate the Tranche B Revolving Commitments of a Tranche B Non-Extending Lender in accordance with (i) or (ii) above, such Tranche B Non-Extending Lender's Tranche B Revolving Commitment shall terminate on the Tranche B Extension Date and such Tranche B Non-Extending Lender shall remain a Lender hereunder until the payment in full of all amounts owing to such Tranche B Non-Extending Lender hereunder. The Tranche B Revolving Termination Date may be extended for successive periods of 364 days pursuant to this Section but in no event shall any Tranche B Revolving Termination Date extend beyond the Five-Year Revolving Termination Date.

                  2.9 TERM-OUT LOANS. Subject to the terms and conditions hereof, the Borrower and each Tranche B Non-Extending Lender which has Tranche B Revolving Loans outstanding at such time agree that, if the Borrower so elects pursuant to Section 2.8(b), at 9:00 a.m. New York City time on any Tranche B Extension Date, the aggregate principal amount of Tranche B Revolving Loans owing to such Tranche B Non-Extending Lender and outstanding at such time shall (unless such Tranche B Revolving Loans have been declared, or have become, due and payable pursuant to Section 8 hereof) convert to and thereafter constitute Term-Out Loans owing to such Tranche B Non-Extending Lender. In connection with the foregoing election, the Borrower may borrow Tranche B Revolving Loans from Tranche B Non-Extending Lenders up to the amount of their Available Tranche B Revolving Commitments without borrowing from other Tranche B Revolving Lenders which are not Tranche B Non-Extending Lenders. Such Term-Out Loans shall (a) at the option of the Borrower, be ABR Loans or Eurodollar Loans and (ii) not exceed in initial principal amount for such Tranche B Non-Extending Lender an amount which equals the aggregate principal amount of Tranche B Revolving Loans owed to such Tranche B Non-Extending Lender and outstanding immediately prior to such conversion. Once repaid, Term-Out Loans may not be reborrowed. Each Term-Out Loan shall mature and become payable on the Five-Year Revolving Termination Date.

                  2.10 L/C COMMITMENT. (a) Subject to the terms and conditions hereof, each Issuing Lender, in reliance on the agreements of the other Five-Year Revolving Lenders set forth in Section 2.13(a), agrees to issue standby letters of credit ("Letters of Credit") for the account of the Borrower on any Business Day during the Five-Year Revolving Commitment Period in such form as may be approved from time to time by such Issuing Lender; provided that no Issuing Lender shall have an obligation to issue any Letter of Credit if, after giving effect to such issuance, (i) the L/C Obligations would exceed the L/C Commitment or (ii) the aggregate amount of the Available Five-Year Revolving Commitments would be less than zero. Each Letter of Credit shall (i) be denominated in Dollars and (ii) expire no later than the date that is five Business Days prior to the Five-Year Revolving Termination Date.

                  (b) No Issuing Lender shall at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause such Issuing Lender or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.

                  (c) Pursuant to the Existing Facilities, Bankers Trust Company, as Issuing Lender, has issued the Letters of Credit described in
Schedule 2.10 (the "EXISTING LETTERS OF CREDIT"). From and after the Closing Date, the Existing Letters of Credit shall for all purposes be deemed to be Letters of Credit outstanding under this Agreement.

                  2.11 PROCEDURE FOR ISSUANCE OF LETTER OF CREDIT. The Borrower may from time to time request that any Issuing Lender issue a Letter of Credit by delivering to such Issuing Lender at its address for notices specified herein a completed Application therefor. Upon receipt of any Application, the relevant Issuing Lender will process such Application in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall such Issuing Lender be required to issue any Letter of Credit earlier than two Business Days after its receipt of the Application therefor) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed to by such Issuing Lender and the Borrower. The relevant Issuing Lender shall furnish a copy of such Letter of Credit to the Borrower promptly following the issuance thereof. The relevant Issuing Lender shall promptly furnish to the Administrative Agent, which shall in turn promptly furnish to the Lenders, notice of the issuance of each Letter of Credit (including the amount thereof).

                  2.12 FEES AND OTHER CHARGES. (a) The Borrower will pay a fee on the undrawn and unexpired amount of each Letter of Credit at a per annum rate equal to the Applicable Rate then in effect with respect to Eurodollar Loans under the Five-Year Revolving Facility, shared ratably among the Five-Year Revolving Lenders and payable quarterly in arrears on each L/C Fee Payment Date after the issuance date. In addition, the Borrower shall pay to the relevant Issuing Lender for its own account a fronting fee of 0.125% per annum on the undrawn and unexpired amount of each Letter of Credit, or such lesser rate as is agreed between the Borrower and the relevant Issuing Lender, payable quarterly in arrears on each L/C Fee Payment Date after the Issuance Date.

                  (b) In addition to the foregoing fees, the Borrower shall pay or reimburse the relevant Issuing Lender for such normal and customary costs and expenses as are incurred or charged by such Issuing Lender in effecting payment under, issuing, amending or otherwise administering any Letter of Credit.

                  2.13 L/C PARTICIPATIONS. (a) Each Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce such Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from such Issuing Lender, on the terms and conditions set forth below, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Five-Year Revolving Percentage in such Issuing Lender's obligations and rights under and in respect of each Letter of Credit issued by it hereunder and the amount of each draft paid by such Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with each Issuing Lender that, if a draft is paid under any Letter of Credit for which such Issuing Lender is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such L/C Participant shall pay to such Issuing Lender upon demand at such Issuing Lender's address for notices specified herein an amount equal to such L/C Participant's Five-Year Revolving Percentage of the amount of such draft, or any part thereof, that is not so reimbursed.

                  (b) If any amount required to be paid by any L/C Participant to the relevant Issuing Lender pursuant to Section 2.13(a) in respect of any unreimbursed portion of any payment made by such Issuing Lender under any Letter of Credit is paid to such Issuing Lender within three Business Days after the date such payment is due, such L/C Participant shall pay to such Issuing Lender on demand an amount equal to the product of such amount, times the daily average Federal Funds Effective Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to such Issuing Lender, times a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any L/C Participant pursuant to Section 2.13(a) is not made available to the relevant Issuing Lender by such L/C Participant within three Business Days after the date such payment is due, such Issuing Lender shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to ABR Loans under the Five-Year Revolving Facility. A certificate of the relevant Issuing Lender submitted to any L/C Participant with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error.

                  (c) Whenever, at any time after any Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its PRO RATA share of such payment in accordance with Section 2.13(a), such Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of collateral applied thereto by such Issuing Lender), or any payment of interest on account thereof, such Issuing Lender will distribute to such L/C Participant its PRO RATA share thereof; PROVIDED, HOWEVER, that in the event that any such payment received by such Issuing Lender shall be required to be returned by such Issuing Lender, such L/C Participant shall return to such Issuing Lender the portion thereof previously distributed by the Issuing Lender to it.

                  2.14 REIMBURSEMENT OBLIGATION OF THE BORROWER. The Borrower agrees to reimburse the relevant Issuing Lender for the amount of each draft paid by such Issuing Lender under any Letter of Credit issued by it. If such Issuing Lender notifies the Borrower before 11:00 AM, New York City time, of the date and amount of such draft, then the

Borrower shall reimburse such Issuing Lender pursuant to the immediately preceding sentence on such date of notice. If such notice is received by the Borrower after 11:00 AM, New York City time, then the Borrower shall reimburse such Issuing Lender pursuant to the first sentence of this Section on the Business Day immediately succeeding the date of such notice . Each such payment shall be made to the relevant Issuing Lender at its address for notices specified herein in lawful money of the United States and in immediately available funds. Interest shall be payable on any and all amounts remaining unpaid by the Borrower under this Section from the date such amounts were paid by the Issuing Lender until payment in full at the rate set forth in (i) until the date such amount becomes payable, Section 3.5(b) and (ii) thereafter,
Section 3.5(c).

                  2.15 OBLIGATIONS ABSOLUTE. The Borrower's obligations under
Section 2.14 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment that the Borrower may have or have had against any Issuing Lender, any beneficiary of a Letter of Credit or any other Person. The Borrower also agrees with the Issuing Lenders that the Issuing Lenders shall not be responsible for, and the Borrower's Reimbursement Obligations under Section 2.14 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee. No Issuing Lender shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Issuing Lender. The Borrower agrees that any action taken or omitted by any Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct as determined by a court of competent jurisdiction, shall be binding on the Borrower and shall not result in any liability of such Issuing Lender to the Borrower.

                  2.16 LETTER OF CREDIT PAYMENTS. If any draft shall be presented for payment under any Letter of Credit, the relevant Issuing Lender shall promptly notify the Borrower of the date and amount thereof. The responsibility of the Issuing Lenders to the Borrower in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are substantially in conformity with such Letter of Credit.

                  2.17 APPLICATIONS. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Section 2, the provisions of this Section 2 shall apply.

                    SECTION 3 GENERAL PROVISIONS APPLICABLE
                         TO LOANS AND LETTERS OF CREDIT

                  3.1 OPTIONAL PREPAYMENTS. The Borrower may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty, upon irrevocable notice

(which may be given by telephone if confirmed promptly in writing) delivered to the Administrative Agent at least one Business Day prior thereto, which notice shall specify the date and amount of prepayment and whether the prepayment is of Eurodollar Loans or ABR Loans; provided, that (a) if a Eurodollar Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 3.11 and (b) no Five-Year Revolving Loan may be prepaid if there are any outstanding Tranche A Revolving Loans or Tranche B Revolving Loans. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with (except in the case of Revolving Loans that are ABR Loans) accrued interest to such date on the amount prepaid. Partial prepayments of Five-Year Revolving Loans, Tranche A Revolving Loans and Tranche B Revolving Loans shall be in an aggregate principal amount of $1,000,000 or a whole multiple thereof. Once prepaid, Term-Out Loans may not be reborrowed. Notwithstanding the foregoing, Competitive Loans may not be prepaid without the consent of the relevant Lender.

                  3.2 MANDATORY PREPAYMENTS AND COMMITMENT REDUCTIONS. The Borrower shall reduce the Revolving Commitments as set forth in this Section to the extent necessary to maintain compliance with the Coverage Test in accordance with Section 7.6. Amounts to be applied in connection with prepayments and Commitment reductions made pursuant to this Section shall be applied, first, to reduce permanently the Five-Year Revolving Commitments and second, to reduce permanently the Tranche A Revolving Commitments and Tranche B Revolving Commitments and prepay any outstanding Term-Out Loans, ratably. Any such reduction of the Five-Year Revolving Commitments shall be accompanied by the prepayment of Five-Year Revolving Loans to the extent, if any, that the Total Five-Year Revolving Extensions of Credit plus the aggregate principal amount of Competitive Loans then outstanding exceed the aggregate amount of the Total Five-Year Revolving Commitments as so reduced, provided that if the aggregate amount of Five-Year Revolving Loans then outstanding are less than the amount of such excess (because of outstanding L/C Obligations), the Borrower shall, to the extent of the balance of such excess, replace outstanding Letters of Credit and/or deposit an amount in cash in a cash collateral account established with the Administrative Agent for the benefit of the relevant Lenders on terms and conditions satisfactory to the Administrative Agent, provided, further, that, if after giving effect to the foregoing, the aggregate principal amount of Competitive Loans then outstanding exceeds the aggregate amount of the Total Five-Year Revolving Commitments as so reduced, the Borrower shall, to the extent of such excess, deposit an amount in a cash collateral account established with the Administrative Agent for the benefit of the relevant Lenders on terms and conditions satisfactory to the Administrative Agent. Any such reduction of the Tranche A Revolving Commitments shall be accompanied by the prepayment of Tranche A Revolving Loans to the extent, if any, that the Total Tranche A Revolving Extensions of Credit exceed the aggregate amount of the Total Tranche A Revovling Commitments as so reduced. Any such reduction of the Tranche B Revolving Commitments shall be accompanied by the prepayment of Tranche B Revolving Loans to the extent, if any, that the Total Tranche B Revolving Extensions of Credit exceed the aggregate amount of the Total Tranche B Revolving Commitments as so reduced. The application of any prepayment pursuant to this Section shall be made, first, to ABR Loans and, second, to Eurodollar Loans. Each prepayment of the Loans under this Section (except in the case of Revolving Loans that are ABR Loans) shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid.

                  3.3 CONVERSION AND CONTINUATION OPTIONS. (a) The Borrower may elect from time to time to convert Eurodollar Loans to ABR Loans by giving the Administrative Agent at least two Business Days' prior irrevocable notice (which may be given by telephone if promptly confirmed by writing) of such election, provided that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert ABR Loans to Eurodollar Loans by giving the Administrative Agent at least three Business Days' prior irrevocable notice (which may be by telephone if promptly confirmed by writing) of such election (which notice shall specify the length of the initial Interest Period therefor), provided that no ABR Loan under a particular Facility may be converted into a Eurodollar Loan when any Event of Default has occurred and is continuing and the Administrative Agent has or the Majority Facility Lenders in respect of such Facility have determined in its or their sole discretion not to permit such conversions. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

                  (b) Any Eurodollar Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving irrevocable notice (which may be given by telephone if promptly confirmed in writing) to the Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in Section 1.1, of the length of the next Interest Period to be applicable to such Loans, PROVIDED that no Eurodollar Loan under a particular Facility may be continued as such when any Event of Default has occurred and is continuing and the Administrative Agent has or the Majority Facility Lenders in respect of such Facility have determined in its or their sole discretion not to permit such continuations, and PROVIDED, FURTHER, that if the Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

                  3.4 LIMITATIONS ON EURODOLLAR TRANCHES. Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions and continuations of Eurodollar Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, (a) after giving effect thereto, the aggregate principal amount of the Eurodollar Loans comprising each Eurodollar Tranche shall be equal to at least $10,000,000 and (b) no more than fifteen Eurodollar Tranches (excluding Eurodollar Tranches relating to the initial Interest Periods for Term-Out Loans as described in clause (E) of the definition of Interest Period) under all Facilities shall be outstanding at any one time.

                  3.5 INTEREST RATES AND PAYMENT DATES. (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Rate.

                  (b) Each ABR Loan shall bear interest at a rate per annum equal to the ABR plus the Applicable Rate.

                  (c) (i) If all or a portion of the principal amount of any Loan or Reimbursement Obligation shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to (x) in the case of the Loans, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section PLUS 2% or (y) in the case of Reimbursement Obligations, the rate applicable to ABR Loans under the Five-Year Revolving Facility PLUS 2%, and
(ii) if all or a portion of any interest payable on any Loan or Reimbursement Obligation or any commitment fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate then applicable to ABR Loans under the Five-Year Revolving Facility PLUS 2% (or, in the case of any such other amounts that do not relate to a particular Facility, the rate then applicable to ABR Loans under the Five-Year Revolving Facility PLUS 2%), in each case, with respect to clauses (i) and (ii) above, from the date of such non-payment until such amount is paid in full (as well after as before judgment).

                  (d) Interest shall be payable in arrears on each Interest Payment Date, PROVIDED that interest accruing pursuant to paragraph (c) of this Section shall be payable from time to time on demand.

                  3.6 COMPUTATION OF INTEREST AND FEES. (a) Interest and fees payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to ABR Loans the rate of interest on which is calculated on the basis of the Prime Rate, the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the ABR or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of the effective date and the amount of each such change in interest rate.

                  (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 4.5(a).

                  3.7 INABILITY TO DETERMINE INTEREST RATE. If prior to the first day of any Interest Period:

                  (a) the Administrative Agent shall have determined that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

                  (b) the Administrative Agent shall have determined that the making or continuation of any Eurodollar Loan has become (x) unlawful by any law or governmental rule, regulation or order, (y) impossible by compliance by any Lender in good faith with any governmental request (whether or not having force of law) or (z) impracticable as a result of a contingency occurring after the date of this Agreement which materially and adversely affects the interbank eurodollar market, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the relevant Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans under the relevant Facility requested to be made on the first day of such Interest Period shall be made as ABR Loans,
(y) any Loans under the relevant Facility that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as ABR Loans and (z) any outstanding Eurodollar Loans under the relevant Facility shall be converted, on the last day of the then-current Interest Period, to ABR Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans under the relevant Facility shall be made or continued as such, nor shall the Borrower have the right to convert Loans under the relevant Facility to Eurodollar Loans. Upon the cessation of the circumstances giving rise to the delivery of such notice, the Administrative Agent or the Majority Facility Lenders, as the case may be, shall promptly withdraw such notice.


                  3.8 PRO RATA TREATMENT AND PAYMENTS. (a) Except as provided in Sections 2.8, 2.9 and 11.1 or as otherwise agreed to by the Borrower and the Joint Lead Arrangers with respect to the reduction of Commitments of Chase and BTCo of up to $25,000,000 in the aggregate effected within 30 days after the Closing Date, and except with respect to Competitive Loans, each borrowing by the Borrower from the Lenders hereunder, each payment by the Borrower on account of any commitment fee and any reduction of the Commitments of the Lenders shall be made pro rata according to the respective Five-Year Revolving Percentages, Tranche A Revolving Percentages or Tranche B Revolving Percentages, as the case may be, of the relevant Lenders.

                  (b) Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Revolving Loans shall be made PRO RATA according to the Five-Year Revolving Percentages, the Tranche A Revolving Percentages or Tranche B Revolving Percentages, as the case may be. Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Term-Out Loans shall be made PRO RATA according to the respective outstanding principal amount of the Term-Out Loans held by the Tranche B Revolving Lenders.

                  (c) All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 2:00 p.m., New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Funding Office, in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

                  (d) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error. If such Lender's share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans under the relevant Facility, on demand, from the Borrower.

                  (e) Unless the Administrative Agent shall have been notified in writing by the Borrower prior to the date of any payment required to be made hereunder that the Borrower will not make such payment to the Administrative Agent, the Administrative Agent may assume that the Borrower is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders their respective PRO RATA shares of a corresponding amount. If such payment is not made to the Administrative Agent by the Borrower within three Business Days of such required date, the Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate. Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against the Borrower.

                  3.9 REQUIREMENTS OF LAW. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof after the date hereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

                  (i) shall subject any Lender to any tax of any kind whatsoever with respect to any Letter of Credit, any Application or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by Section 3.10 and changes in the rate of tax on the overall net income or profits of such Lender);

                  (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender that is not otherwise included in the determination of the Eurodollar Rate hereunder; or

                  (iii) shall impose any other condition affecting the interbank eurodollar market;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount that such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or issuing or participating in Letters of Credit, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this paragraph, it shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled.

                  (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof after the date hereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a written request therefor, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction. In determining such additional amounts, such Lender will act reasonably and in good faith and will use averaging and attribution methods which are reasonable.

                  (c) A certificate as to any additional amounts payable pursuant to this Section submitted by any Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. The obligations of the Borrower pursuant to this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder, PROVIDED that the Borrower shall not be required to compensate a Lender pursuant to this Section for any amounts incurred more than six months prior to the date that such Lender notifies the Borrower of such Lender's intention to claim compensation therefor; and PROVIDED FURTHER that, if the circumstances giving rise to such claim have a retroactive effect, then such 180 days period shall be extended to include the period of such retroactive effect.

                  3.10 TAXES. (a) Except as otherwise provided herein all payments made by the Borrower under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income or profits taxes and franchise taxes (based on the net income or profits of an Agent or Lender or imposed in lieu of net income taxes) imposed on any Agent or any Lender as a result of a present or former connection between such Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from such Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") or Other Taxes are required to be withheld from any amounts payable to any Agent or any Lender hereunder, the amounts so payable to such Agent or such Lender shall be increased to the extent necessary to yield to such Agent or such Lender (after payment of all Non-Excluded Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, provided, however, that the Borrower shall not be required to increase any such amounts payable to any Lender with respect to any Non-Excluded Taxes (i) that are attributable to such Lender's failure to comply with the requirements of paragraph (d) or (e) of this Section or (ii) that are United States withholding taxes unless such withholding results from a change in applicable law or treaty after such Lender becomes a party to this Agreement.

                  (b) In addition, the Borrower shall pay any properly imposed Other Taxes to the relevant Governmental Authority in accordance with applicable law.

                  (c) Whenever any Non-Excluded Taxes or Other Taxes are payable by the Borrower, the Borrower shall promptly send to the Administrative Agent for its own account or for the account of the relevant Agent or Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof or, if not available, other documentation evidencing such payment. If the Borrower fails to pay any Non-Excluded Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Agents and the Lenders for any incremental taxes, interest or penalties that may become payable by any Agent or any Lender as a result of any such failure.

                  (d) Each Lender (or Transferee) that is not a "U.S. Person" as defined in Section 7701(a)(30) of the Code (a "NON-U.S. LENDER") shall deliver to the Borrower and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased who shall in turn deliver to the Borrower and the Administrative Agent ) two copies of either U.S. Internal Revenue Service Form W-8BEN or Form W-8ECI, or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest," a statement substantially in the form of Exhibit D and a Form W-8BEN, or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by the Borrower under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this paragraph, a Non-U.S. Lender shall not be required to deliver any form pursuant to this paragraph that such Non-U.S. Lender is not legally able to deliver.

                  (e) A Lender that is entitled to an exemption from or reduction of non-U.S. withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate, PROVIDED that such Lender is legally entitled to complete, execute and deliver such documentation and in such Lender's reasonable judgment such completion, execution or submission would not materially prejudice the legal position of such Lender.

                  (f) The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                  (g) The Borrower shall be entitled to contest, or, upon written request of the Borrower, to require a Lender to take reasonable measures to contest, at the Borrower's cost and expense, the imposition of any Non-Excluded Tax or Other Tax. Notwithstanding this paragraph (g), the Borrower still must satisfy its obligations to pay additional amounts or indemnify the Lender if such tax has already been withheld, paid, or deducted.

                  3.11 INDEMNITY. The Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense that such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment of or conversion from Eurodollar Loans after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of Eurodollar Loans on a day that is not the last day of an Interest Period with respect thereto. Such indemnification may include (but shall in no event exceed) an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Rate included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. A certificate as to any amounts payable pursuant to this Section submitted to the Borrower by any Lender shall be conclusive in the absence of manifest error. No Lender shall be deemed to have any loss, expense or liability incurred by the reason of the liquidation or reemployment of deposits as a result of the repayment of Eurodollar Loans or

Eurodollar Competitive Borrowing prior to the end of an Interest Period unless the Eurodollar Rate which would be applicable to the Eurodollar Loan or Eurodollar Competitive Borrowing being repaid if such Eurodollar Rate were being determined on the date of repayment (assuming for purposes of this determination that the Interest Period or the maturity utilized in making such determination is the Interest Period originally applicable to such Eurodollar Loan or Eurodollar Competitive Borrowing) is less than the Eurodollar Rate actually applicable to the Eurodollar Loan or Eurodollar Competitive Borrowing being repaid. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                  3.12 CHANGE OF LENDING OFFICE. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 3.9 or 3.10(a) with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event, provided that such designation is made on terms that, in the reasonable judgment of such Lender, cause such Lender and its lending office(s) to suffer no material economic, legal or regulatory disadvantage.

                  3.13 REPLACEMENT OF LENDERS. If (x) any Lender defaults in its obligations to make Loans or fund any unpaid Reimbursement Obligation, (y) any Lender refuses to give timely consents to proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders as provided in Section 11.1 or (z) any Lender is owed increased costs under Sections 3.9 or 3.10 which in the judgment of the Borrower are material in amount and which are not otherwise requested by Lenders constituting at least the Required Lenders (assuming for this purpose that the percentage in such definition was 80%), the Borrower shall have the right, if no Event of Default then exists and, in the case of a Lender described in clause (z) above, such Lender has not withdrawn its request for such compensation or changed its applicable lending office with the effect of eliminating or substantially decreasing (to a level which in the judgment of the Borrower is not material) such increased cost, to replace such Lender (the "Replaced Lender") with one or more other Eligible Transferee or Transferees (collectively, the "Replacement Lender") with the consent of the Administrative Agent, which consent shall not be unreasonably withheld or delayed, provided that (i) at the time of any replacement pursuant to this Section, the Replacement Lender shall enter into an Assignment and Acceptance pursuant to which the Replacement Lender shall acquire all of the Commitments and outstanding Loans of, and participations in Letters of Credit by, the Replaced Lender and, in connection therewith, shall pay to (x) the Replaced Lender in respect thereof an amount equal to the sum of (a) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Replaced Lender, (b) an amount equal to such Replaced Lender's portion of all unpaid Reimbursement Obligations that have been funded by such Replaced Lender, together with all then unpaid interest with respect thereto at such time and (c) an amount equal to all accrued, but theretofore unpaid, fees owing to the Replaced Lender pursuant to this Agreement and (y) the appropriate Issuing Lender an amount equal to such Replaced Lender's portion of any Reimbursement Obligation not funded by such Replaced Lender and (ii) all obligations of the Borrower owing to the Replaced Lender (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full to such Replaced Lender concurrently with such replacement. Upon the execution of the respective assignment documentation, the payment of amounts referred to in clauses (i) and (ii) above and, if so requested by the Replacement Lender, delivery to the Replacement Lender of the appropriate Notes executed by the Borrower, the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder, except with respect to indemnification provisions under this Agreement, which shall survive as to such Replaced Lender.

                    SECTION 4 REPRESENTATIONS AND WARRANTIES

                  To induce the Agents and the Lenders to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit, each of Holdings, NWAC, NWA and the Borrower hereby jointly and severally represent and warrant to each Agent and Lender that:

                  4.1 FINANCIAL CONDITION; FINANCIAL OUTLOOK. (a) The audited consolidated balance sheets of Holdings and its Subsidiaries and the Borrower and its Subsidiaries as at December 31, 1999, and the related consolidated statements of operations, of common stockholders' equity (deficit, in the case of Holdings and its Subsidiaries) and of cash flows for the fiscal year ended on such date, reported on by and accompanied by an unqualified report from Ernst & Young, present fairly in all material respects the consolidated financial condition of such entities as at such date, and the consolidated results of their operations and their consolidated cash flows for the respective fiscal years then ended. The unaudited condensed consolidated balance sheets of Holdings and its Subsidiaries and the Borrower and its Subsidiaries as at June 30, 2000, and the related unaudited condensed consolidated statements of income and cash flows for the six-month period ended on such date, present fairly in all material respects the consolidated financial condition of such entities as at such date and the consolidated results of their operations and their consolidated cash flows for the six-month period then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto (in the case of such annual statements), have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as disclosed therein).

                  (b) On and as of the Closing Date, the Financial Outlook, previously delivered to the Agents and the Lenders, was prepared on a basis consistent with the financial statements referred to in Section 4.1(a) (other than as set forth or presented in such Financial Outlook), and there are no statements or conclusions in the Financial Outlook which are based upon or include information known to any Loan Party to be misleading in any material respect or which fail to take into account material information regarding the matters reported therein. The Financial Outlook is based on good faith estimates and assumptions believed by the Loan Parties to be reasonable at the time made, it being recognized by the Lenders that the Financial Outlook as to future events is not to be viewed as facts and that actual results during the period or periods covered by the Financial Outlook may differ from the results set forth in the Financial Outlook.

                  4.2 NO CHANGE. Since December 31, 1999, there has been no material adverse change in the financial condition or results of operations of any Loan Party.

                  4.3 CORPORATE EXISTENCE; COMPLIANCE WITH LAW. Holdings and each of its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged and presently proposes to engage in, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where it is required to be so qualified and where the failure to be so qualified would have a Material Adverse Effect, and (d) is in material compliance with all Requirements of Law (including, without limitation, Environmental Laws) except to the extent that the failure to comply therewith would not, in the aggregate, have a Material Adverse Effect.

                  4.4 CORPORATE POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS. Each Loan Party has the corporate power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrower, to obtain extensions of credit hereunder. Each Loan Party has taken all necessary corporate action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrower, to authorize the extensions of credit on the terms and conditions of this Agreement. No material consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the extensions of credit hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the Loan Documents, except consents, authorizations, filings and notices described in Schedule 4.4, which consents, authorizations, filings and notices have been obtained or made and are in full force and effect and any such other consent, authorization, filing, notice or other act required to be made or obtained after the Closing Date in the ordinary course of business. Each Loan Document has been duly executed and delivered on behalf of each Loan Party party thereto. This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of each Loan Party party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

                  4.5 NO LEGAL BAR. The execution, delivery and performance of this Agreement and the other Loan Documents, the issuance of Letters of Credit, the borrowings hereunder and the use of the proceeds thereof will not violate in any material respect any material Requirement of Law or any material Contractual Obligation of Holdings and its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation.

                  4.6 LITIGATION. There are no actions, suits or proceedings pending or threatened with respect to any Loan Party or any of its Subsidiaries
(i) that have had a material adverse affect on the financial condition or results of operations of any Loan Party or (ii) that affect the legality, validity, binding effect or enforceability of any Loan Document.

                  4.7 OWNERSHIP OF POOL ASSETS. The Pool Assets are owned by the Borrower and are not subject to any Lien except as permitted by Section 7.3.

                  4.8 FEDERAL REGULATIONS. Not more than 25% of the value of the assets of the Borrower, or of Holdings and its Subsidiaries on a consolidated basis, constitutes "margin stock" within the meaning of such term under Regulation U. Neither the making of any Loan nor the issuance of any Letter of Credit nor the use of the proceeds of any thereof will violate or be inconsistent with the provisions of Regulation T, U or X of the Board.

                  4.9 ERISA. Each Pension Plan has been operated and administered in compliance with all applicable requirements of ERISA and, if intended to qualify under Section 401(a) or 403(a) of the Code, in compliance with all applicable requirements of such provision except where the failure to so comply would not result in, taking all instances in the aggregate, liability in excess of $2,000,000. Full payment has been made by each Credit Party or any of its ERISA Affiliates of all amounts which such Persons are required under the terms of each Pension Plan and Multiemployer Plan to have paid as contributions to such Pension Plan and Multiemployer Plan except where the failure to so comply, taking all instances in the aggregate, would not result in liability in excess of $2,000,000. None of the Pension Plans had an accumulated funding deficiency as (defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, as of the last day of the most recent plan year of such Pension Plan. No Termination Event has occurred or, to the best knowledge of any Credit Party, is expected by such Credit Party to occur with respect to any Pension Plan or Multiemployer Plan such that any Credit Party or any of its ERISA Affiliates would incur, taking all instances in the aggregate, liabilities in excess of $10,000,000 (such liability to include, without limitation, any liability to the PBGC or to any other party under Section 4062, 4063 and 4064 of ERISA or to any Multiemployer Plan determined under Section 4201 ET SEQ. of ERISA) resulting from or associated with all such Termination Events. No Credit Party nor any of its ERISA Affiliates has engaged in any transaction in connection with which any such entity has been or could be subjected to either a tax imposed by Section 4975 of the Code or the corresponding civil penalty assessed pursuant to Sections 502(i) and 502(l) of ERISA, which penalties and taxes for all such transactions are in an aggregate amount in excess of $2,500,000. Using actuarial assumptions and computation methods consistent with
Part 1 of subtitle E of Title IV of ERISA, the aggregate liabilities of Holdings and its Subsidiaries, the Borrower and its Subsidiaries and their ERISA Affiliates to all Multiemployer Plans in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Multiemployer Plan ended prior to the date of the most recent Credit Event, would not have a material adverse effect upon the results of operation or financial condition of any Credit Party. No Credit Party nor any of its Subsidiaries maintains or contributes to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) which provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA or any employee pension benefit plan (as defined in Section 3(2) of ERISA) the obligations with respect to which would have a material adverse effect on the ability of any Credit Party to perform its respective obligations under this Agreement.

                  4.10 INVESTMENT COMPANY ACT. No Loan Party is an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

                  4.11 SUBSIDIARIES. As of the Closing Date, Schedule 4.12 correctly sets forth the percentage ownership (direct and indirect) of Holdings, NWAC, NWA and the Borrower in each of their respective Subsidiaries.

                  4.12 USE OF PROCEEDS. The proceeds of the Loans shall be used to finance the working capital needs of the Borrower and its Subsidiaries and for other general corporate purposes.

                  4.13 TRUE AND COMPLETE DISCLOSURE. All factual information (taken as a whole) furnished by or on behalf of any Loan Party in writing to any Agent or any Lender for purposes of or in connection with this Agreement, the other Loan Documents or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of any such Persons in writing to any Agent or any Lender will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided.

                  4.14 AIR CARRIER. The Borrower is a Certificated Air Carrier.

                  4.15 POOL ASSET AIRCRAFT. All aircraft included in the Pool Assets are Stage III Aircraft.

                         SECTION 5 CONDITIONS PRECEDENT

                  5.1 CONDITIONS TO THE EFFECTIVENESS OF THE CREDIT AGREEMENT. The effectiveness of this Agreement is subject to the satisfaction of the following conditions precedent:

                  (a) CREDIT AGREEMENT. The Administrative Agent shall have received this Agreement, executed and delivered by the Administrative Agent, Holdings, NWAC, NWA, the Borrower and each Person listed on Schedule 1.1A.

                  (b) APPROVALS. All governmental and third party approvals deemed reasonably necessary by the Administrative Agent or the Syndication Agent shall have been obtained and be in full force and effect.

                  (c) FEES. The Lenders and the Agents shall have received all fees required to be paid and then due, and all expenses payable by the Borrower as set forth herein for which invoices have been presented (including the reasonable fees and expenses of legal counsel), on or before the Closing Date.

                  (d) CLOSING CERTIFICATE. The Administrative Agent shall have received, with a counterpart for each Lender, a certificate of each Loan Party, dated the Closing Date, substantially in the form of Exhibit A, with appropriate insertions and attachments.

                  (e) LEGAL OPINION. The Administrative Agent shall have received the following legal opinions:

                  (i) the legal opinion of Douglas M. Steenland, Esq., Executive Vice President and Chief Corporate Officer of the Loan Parties, substantially in the form of Exhibit C-1; and

                  (ii) the legal opinion of Simpson Thacher & Bartlett, counsel to the Administrative Agent, substantially in the form of Exhibit C-2.

                  (f) TERMINATION OF EXISTING FACILITIES. The Existing Facilities shall have been paid in full and terminated and any and all liens and security interests granted pursuant thereto shall have been fully released and discharged in each case on terms and conditions reasonably satisfactory to the Administrative Agent.

                  (g) FINANCIAL OUTLOOK. The Lenders shall have received the Financial Outlook which shall be in form and substance reasonably satisfactory to the Administrative Agent, the Syndication Agent and the Required Lenders.

                  (h) APPRAISAL OF POOL ASSETS. The Administrative Agent shall have received an Appraisal with respect to the Pool Assets as of the Closing Date. After giving effect to the extensions of credit on the Closing Date, such Appraisals shall demonstrate compliance with the Coverage Test.

                  (i) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on such date (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

                  (j) NO DEFAULT. No Default or Event of Default shall have occurred and be continuing on such date.

                  5.2 CONDITIONS TO EACH EXTENSION OF CREDIT. The agreement of each Lender to make any extension of credit requested to be made by it on any date (including its initial extension of credit) is subject to the satisfaction of the following conditions precedent:

                  (a) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on such date (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

                  (b) NO DEFAULT. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.

Each borrowing by and issuance of a Letter of Credit on behalf of the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date of such extension of credit that the conditions contained in this Section have been satisfied.

                        SECTION 6 AFFIRMATIVE COVENANTS

                  Each of Holdings, NWAC, NWA and the Borrower hereby agrees that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender or Agent hereunder, each of Holdings, NWAC, NWA and the Borrower shall and shall cause each of its Subsidiaries to:

                  6.1 FINANCIAL STATEMENTS. Furnish to the Administrative Agent and each Lender:

                  (a) as soon as available, but in any event within 120 days after the end of each fiscal year of Holdings, a copy of the SEC Form 10-K filed by Holdings with the SEC for such fiscal year, or, if no such Form 10-K was so filed by Holdings for such fiscal year, the audited consolidated balance sheet of Holdings and its Subsidiaries and whether or not such Form 10-K was filed, of the Borrower and its Subsidiaries, as at the end of such fiscal year and the related audited consolidated statements of operations, of common stockholders' equity and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by Ernst & Young or other independent certified public accountants of nationally recognized standing; and

                  (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of Holdings, a copy of the SEC Form 10-Q filed by Holdings with the SEC for such quarterly period, or, if no such Form 10-Q was so filed by Holdings with respect to any such quarterly period, the unaudited consolidated balance sheet of Holdings and its Subsidiaries, and whether or not such Form 10-Q was filed, of the Borrower and its Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of operations for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer of Holdings, as the case may be, as being fairly stated in all material respects (subject to normal year-end audit adjustments).

All such financial statements shall be prepared in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

                  6.2 CERTIFICATES; OTHER INFORMATION. Furnish to the Administrative Agent and each Lender (or, in the case of clause (g), to the relevant Lender):

                  (a) concurrently with the delivery of the financial statements referred to in Section 6.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

                  (b) concurrently with the delivery of any financial statements pursuant to Section 6.1, (i) a certificate of a Responsible Officer of Holdings and the Borrower stating that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and (ii) a Compliance Certificate of the last day of the fiscal quarter or fiscal year of the Borrower, as the case may be;

                  (c) not more than 75 days following the commencement of each fiscal year of the Borrower, a budget of the Borrower and its Subsidiaries in reasonable detail for each fiscal month of such fiscal year as is customarily prepared by management for its internal use setting forth, with appropriate discussion, the principal assumptions upon which such budget is based;

                  (d) promptly after any senior financial or legal officer of any Loan Party obtains knowledge thereof, notice of any change in the rating assigned by either Rating Agency used in the determination of the Applicable Rate;

                  (e) within five days after the same are sent, copies of all financial statements and reports that Holdings sends to the holders of any class of its debt securities or public equity securities and, within five days after the same are filed, copies of all financial statements and reports that Holdings may make to, or file with, the SEC (including, without limitation, any Form 10-K or Form 10-Q);

                  (f) on the eighteen month anniversary of the Closing Date and on each one year anniversary thereafter, an Appraisal of each Pool Asset; and

                  (g) promptly, such additional financial and other information as the Required Lenders may (through the Administrative Agent) from time to time reasonably request.

                  6.3 PAYMENT OF TAXES. Pay, discharge or otherwise satisfy, all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which material penalties attach thereto, and all material lawful claims which, if unpaid, might become a Lien or charge upon any properties of any Loan Party or any of its Subsidiaries, provided that no Loan Party nor any of its Subsidiaries shall required to pay any such tax, assessment, charge, levy or claim (i) which is being contested in good faith and by proper proceedings if it has maintained adequate reserves (in the good faith judgment of management) with respect thereto in accordance with GAAP or (ii) the nonpayment of which would not have a Material Adverse Effect.

                  6.4 MAINTENANCE OF EXISTENCE; COMPLIANCE. (a) Except as permitted by Section 7.4, do all things necessary to preserve and keep in full force and effect its existence and material rights, authority and franchises, unless the failure to keep in full force and effect any such right, authority or franchise would not have a Material Adverse Effect; and (b) comply in all material respects with all applicable statutes, regulations and orders of, and all applicable restrictions impose by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including Environmental Laws) other than those the non-compliance with which would not have a Material Adverse Effect.

                  6.5 MAINTENANCE OF PROPERTY; INSURANCE. (a) Keep all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted and from time to time make in such properties and equipment all needed and proper repairs, renewals, replacements, extensions, additions, betterments and improvements thereto, to the extent and in the manner customary for companies in similar businesses, except where the failure to keep such properties and equipment in good repair, working order and condition or to make such repairs, renewals, replacements, extensions, additions, betterments or improvements would not have a Material Adverse Effect and (b) maintain in full force and effect insurance in such amounts, covering such risks and liabilities and with such deductibles or self-insured retentions as are in accordance with normal industry practice and as is required by law.

                  6.6 INSPECTION OF PROPERTY; BOOKS AND RECORDS; DISCUSSIONS.
(a) Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and (b) permit, upon reasonable notice given by the Administrative Agent to the Borrower on behalf of any Lender, officers and designated representatives of any Lender (including without limitation, appraisers) to visit and inspect the properties or assets of Holdings and any of its Subsidiaries and to examine the books of account of Holdings and any of its Subsidiaries and discuss the affairs, finances and accounts of Holdings and of any of its Subsidiaries with its and their officers and independent accountants, all at such reasonable times and intervals and to such reasonable extent as such Lender may desire.

                  6.7 NOTICES. Promptly give notice to the Administrative Agent and each Lender of:

                  (a) (i) the occurrence of any Default or Event of Default and
         (ii) any litigation or governmental proceeding pending against or affecting Holdings or any of its Subsidiaries which is likely to have a Material Adverse Effect;

                  (b) the following events, as soon as possible and in any event within 30 days after the Borrower knows or has reason to know thereof, if such events, individually or in the aggregate have had or would have a Material Adverse Effect: (i) the occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Plan.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action Holdings or the relevant Subsidiary proposes to take with respect thereto.

                  6.8 PERFORMANCE OF OBLIGATIONS. Perform all of its obligations under the terms of each mortgage, indenture, security agreement and other debt instrument by which it is bound, except where the failure to perform would not have a Material Adverse Effect.

                  6.9 END OF FISCAL YEARS; FISCAL QUARTERS. For financial reporting purposes, end Holdings' and each of its Subsidiaries' (i) fiscal years on December 31 of each year and (ii) fiscal quarters on March 31, June 30, September 30 and December 31 of each year.

                  6.10 AIR CARRIER. The Borrower will at all times be a Certificated Air Carrier.

                  6.11 ERISA. (a) As soon as practicable and in any event within fifteen days after any Credit Party or any of its ERISA Affiliates knows or has reason to know of the occurrence of any (i) Termination Event in connection with any Pension Plan or Multiemployer Plan, (ii) non-exempt "prohibited transaction" as described in Section 406 of ERISA or Section 4975 of the Code, (iii) accumulated funding deficiency or application to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under
Section 412 of the Code, (iv) institution pursuant to Section 515 of ERISA to collect a delinquent contribution, or (v) material liability by any Credit Party or any Subsidiary of any Credit Party pursuant to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any employee pension benefit plan (as defined in Section 3(2) of ERISA) in addition to the liability existing on the Closing Date pursuant to any such welfare or pension plan or plans in connection with any Pension Plan or Multiemployer Plan or any trust created thereunder, if as a result of such event or transaction, considered together with other such events and transactions occurring within the prior two years, the Credit Parties and their ERISA Affiliates incur or could reasonably expect to incur liabilities from all such events and transactions in excess of $5,000,000, such Credit Party shall deliver to each of the Lenders a certificate, signed by an Authorized Officer of such Credit Party, specifying the nature thereof, what action such Credit Party or such ERISA Affiliate has taken, is taking or proposes to take with respect thereto, and any action taken or threatened by the Internal Revenue Service, Department of Labor, PBGC, Pension Plan or Multiemployer Plan, as applicable, to be taken with respect thereto (together with copies of all relevant notices or other communications received from such entity). For the purposes of this
Section 6.11, a Credit Party shall be deemed to have knowledge of all facts known by the plan "administrator"(as defined in Section 3(16)(A) of ERISA) of any Pension Plan of which such Credit Party or any of its ERISA Affiliates is the "plan sponsor" (as defined in Section 3(16)(B) of ERISA).

                  (b) To the extent reasonably requested by any Lender, as soon as practicable and in any event within 30 days after the filing of a Form 5500 series annual report by a Credit Party or any of its ERISA Affiliates with the Internal Revenue Service with respect to each Pension Plan, such Credit Party shall furnish to such Lender a copy of such Form 5500 series annual report and the Schedule B (Actuarial Information) thereto (and shall make available for inspection by such Lender at reasonable times copies of the full annual report with respect to each Pension Plan).

                          SECTION 7 NEGATIVE COVENANTS

                  Each of Holdings, NWAC, NWA and the Borrower hereby jointly and severally agree that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender or Agent hereunder, each of Holdings, NWAC, NWA and the Borrower shall not, and (other than for purposes of Section 7.4) shall not permit any of its Subsidiaries to, directly or indirectly:

                  7.1 FINANCIAL CONDITION COVENANTS.

                  (a) CONSOLIDATED INDEBTEDNESS TO CONSOLIDATED EBITDAR. Permit the ratio of Consolidated Indebtedness as of the last day of any fiscal quarter to Consolidated EBITDAR for the period of four consecutive quarters ended on the last day of such fiscal quarter, to be greater than 6.0 to 1.0.

                  (b) CONSOLIDATED EBITDAR TO CONSOLIDATED FIXED CHARGES. Permit the ratio of Consolidated EBITDAR to Consolidated Fixed Charges for any period of four consecutive fiscal quarters ended on the last day of such fiscal quarter, to be less than 1.5 to 1.0.

                  7.2 INDEBTEDNESS. Create, issue, incur, assume, become liable in respect of or suffer to exist any Indebtedness secured by a Lien in excess in the aggregate for Holdings and its Subsidiaries of $500,000,000 at any time outstanding except:

                  (a) Indebtedness of any Loan Party pursuant to any Loan Document;

                  (b) intercompany Indebtedness among Holdings and its Subsidiaries;

                  (c) Indebtedness outstanding on the date hereof and listed on
         Schedule 7.2(c) and any refinancings, refundings, renewals or extensions thereof but only to the extent that such refinancing, refunding, renewal or extension does not increase the principal amount of such Indebtedness outstanding immediately prior to such refinancing, refinancings, renewal or extensions (except to the extent that such increase is permitted under the $500,000,000 limitation set forth above in this Section) and that the Lien securing such Indebtedness is not spread to cover any additional properties;

                  (d) Indebtedness (including industrial revenue bonds) in respect of tax-exempt government sponsored financings relating to the acquisition, leasing or improvement of property in connection with its business and any refinancing, refunding, renewal or extension thereof but only to the extent that such refinancing, refunding, renewal or extension does not increase the principal amount of such Indebtedness outstanding immediately prior to such refinancing, refunding, renewal or extension (except to the extent such increase is permitted under the $500,000,000 limitation set forth above in this Section) and that the Lien securing any such Indebtedness shall only cover the property financed thereby;

                  (e) Indebtedness of Holdings or any of its Subsidiaries incurred in connection with (i) the acquisition of aircraft (including Indebtedness secured by aircraft purchase agreements) so long as such Indebtedness is incurred not later than 18 months after the acquisition thereof and (ii) the acquisition of other assets so long as such Indebtedness is incurred not later than 120 days after the acquisition thereof and any refinancing, refunding, renewal or extension thereof but only to the extent that such refinancing, refunding, renewal or extension does not increase the principal amount of such Indebtedness outstanding immediately prior to such refinancing, refunding, renewal or extension (except to the extent such increase is permitted under the $500,000,000 limitation set forth above in this Section), and that the Lien securing any such Indebtedness shall only cover the property financed thereby; and

                  (f) Indebtedness in respect of margin requirements under fuel hedging contracts, PROVIDED that the Liens securing such Indebtedness shall be limited to such fuel hedging contracts.

                  7.3 LIENS. Create, incur, assume or suffer to exist any Lien upon or in respect of any Pool Assets or any proceeds or income in respect thereof, whether now owned or hereafter acquired, except for:

                  (a) inchoate Liens for taxes not yet due or Liens for taxes being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of the Borrower) have been established in accordance with GAAP;

                  (b) Liens (other than any Lien imposed by ERISA) in respect of the Pool Assets imposed by law which were incurred in the ordinary course of business and which have not arisen to secure Indebtedness for borrowed money, such as carriers', warehousemen's and mechanics' Liens, statutory landlord's Liens, and other similar Liens and governmental charges arising in the ordinary course of business, and which either
         (x) do not in the aggregate materially detract from the value of any Pool Asset or materially impair the use thereof in the operation of the business of the Borrower or any of its Subsidiaries or (y) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or asset subject to such Lien; and

                  (c) Liens (where there has been no execution or levy and no pledge or delivery of Pool Assets as security therefor) arising out of judgments or awards against the Borrower or any of its Subsidiaries with respect to which an appeal or proceeding for review is being prosecuted in good faith and which judgment or award shall be vacated, discharged, satisfied or stayed or bonded pending appeal within 60 days from the entry thereof.

                  7.4 FUNDAMENTAL CHANGES. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of all or substantially all of its property or business, except that, so long as (x) no Default or Event of Default exists, or would result therefrom, and (y) after giving pro forma effect to any such transaction, the Loan Parties would be in compliance with Section 7.1 of this Agreement as of the most recently ended fiscal quarter and the Borrower shall have delivered a certificate of a Responsible Officer to the Administrative Agent setting forth in reasonable detail the calculations required to determine such compliance, any Loan Party may merge or consolidate with, or sell or Dispose of all or substantially all of its assets to, any Person, provided that (i) in the case of any merger or consolidation, the surviving corporation shall be such Loan Party or (ii) the surviving corporation, if not such Loan Party (or the successor corporation, in the case of a Disposition of all or substantially all of a Loan Party's assets),
(A) is a corporation organized and existing under the laws of the United States of America or any State thereof, (B) executes and delivers agreements assuming the obligations of such Loan Party under this Agreement and the other Loan Documents, which assumption agreements and all related actions and documentation shall be in form and substance reasonably satisfactory to the Administrative Agent, and (C) delivers to the Administrative Agent a certificate signed by a Responsible Officer of such Loan Party and an opinion of counsel to such Person satisfactory to the Administrative Agent, each stating that such transaction and such assumption agreement comply with this Section and that all conditions precedent herein provided for relating to such transaction have been complied with.

                  7.5 DISPOSITION OF POOL ASSETS. (a) Convey, sell, lease, transfer or otherwise dispose of (whether voluntarily or involuntarily (it being understood that loss of property due to theft, destruction, confiscation, prohibition on use or similar event shall constitute a disposal for purposes of this covenant)), or remove or substitute, any Pool Asset (or any engine included in the Pool Assets unless such engine is replaced by another working engine or engines) or take any action that could materially diminish the fair market value of the Pool Assets taken as a whole, or agree to do any of the foregoing at any future time, except that:

                  (i) so long as no Default or Event of Default exists, the Borrower may replace a Pool Asset which is an aircraft with another aircraft of the Borrower (and Schedule 7.5 shall be modified to reflect such replacement), PROVIDED that (A) such replacement shall be made on a dollar-for-dollar basis based upon (x) in the case of the aircraft being removed from the Pool Assets, the Appraised Value of such Pool Asset (as determined by the most recently delivered Appraisal with respect to such Pool Asset), and (y) in the case of the aircraft being added to the Pool Assets, the Appraised Value of such asset (as determined by an Appraisal performed at the time of such replacement) and (B) prior to effecting the replacement, the Borrower shall have delivered a certificate of a Responsible Officer of the Borrower certifying compliance with this Section and attaching to such certificate all Appraisals not previously delivered to the Lenders;

                  (ii) so long as no Default or Event of Default exists, or would result therefrom, the Borrower may remove an aircraft from the Pool Assets (and Schedule 7.5 shall be modified to reflect such removal), PROVIDED that (A) after giving effect to such removal, the Appraised Value of the remaining Pool Assets (as determined by an Appraisal of all Pool Assets performed at the time of such removal) shall satisfy the Coverage Test and (B) prior to effecting the removal, the Borrower shall have delivered a certificate of an Authorized Officer of the Borrower certifying that, and providing calculations demonstrating that, after giving effect to such removal, the Appraised Value of the Pool Assets shall satisfy the Coverage Test, and otherwise certifying compliance with this Section 7.5 and attaching to such certificate Appraisals of all Pool Assets obtained in connection with such removal; and

                  (iii) in the event (x) that an Appraisal furnished pursuant to
         Section 6.2(f) discloses that the Coverage Test is not satisfied or (y) of an involuntary disposal of any Pool Asset (or any engine included in the Pool Assets unless such engine is replaced by another working engine or engines) (whether by loss of property due to theft, destruction, confiscation, prohibition or use, any similar event or otherwise), if at the time of such disposal the Coverage Test is not then satisfied based upon the most recent Appraisals of the Pool Assets (other than the Pool Assets which are the subject of the involuntary disposition) furnished pursuant to Section 6.2(f), the Borrower shall within 30 days after the date of such Appraisal or involuntary disposal, as the case may be, (A) designate additional assets as Pool Assets to the extent that, after giving effect to such designation, the Appraised Value of the Pool Assets, based on the most recently delivered Appraisals with respect to assets already constituting Pool Assets and based on an Appraisal performed at the time of such addition with respect to assets being added to Pool Assets, shall satisfy the Coverage Test (and Schedule 7.5 shall be modified to reflect such addition), PROVIDED that (1) at the time of such addition, the Lenders shall have received a certificate of a Responsible Officer of the Borrower certifying that the conditions set forth in this Section shall have been satisfied after giving effect to such addition and attaching thereto any Appraisals not previously delivered to the Lenders and (2) the asset being added shall constitute a "pacific route authority" or a Stage III Aircraft or (B) prepay Loans to the extent necessary to comply with the Coverage Test.

                  (b) Directly or indirectly create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of the Borrower to create, incur, assume or suffer to exist any Lien on any Pool Asset.

                  (c) Cause the Pool Assets to include, with respect to each airframe included therein, a sufficient number of appropriate aircraft engines to operate such airframe as an aircraft.

                  7.6 POOL ASSET COVERAGE. Except as otherwise provided in
Section 7.5(a)(iii), permit Total Revolving Extensions of Credit then outstanding to exceed the sum of (i) the lesser of (x) 50% of the Appraised Value of the Pacific Routes (determined as of the then most recent Appraisal of the Pool Assets) or (y) 70% of the Aggregate Exposure of all the Lenders plus
(ii) 75% of the Appraised Value of the aircraft included in the Pool Assets (as so determined) (the "Coverage Test").

                  7.7 RESTRICTED PAYMENTS. Declare or pay any dividend (other than stock dividends on its capital stock with the same or a junior class of stock with respect to which such stock dividend is being paid) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of Holdings, the Borrower or any Subsidiary, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of Holdings or any Subsidiary (collectively, "Restricted Payments"), except that:

                  (a) any Subsidiary of Holdings may make Restricted Payments to Holdings or any Subsidiary of Holdings;

                  (b) Holdings or any of its Subsidiaries may repurchase or redeem its Capital Stock solely through the issuance of additional shares of its Capital Stock which is of the same or a junior class of such Capital Stock being repurchased or redeemed; and

                  (c) so long as (x) no Default or Event of Default shall have occurred and be continuing or would result therefrom and (y) the sum of
         (i) unrestricted cash and cash equivalents of Holdings and its Subsidiaries as determined on a consolidated basis in accordance with GAAP and certified to the Lenders by a Responsible Officer, (ii) unrestricted short term investments of Holdings and its Subsidiaries as determined on a consolidated basis in accordance with GAAP and certified to the Lenders by a Responsible Officer, (iii) the Available Five-Year Revolving Commitments, (iv) the Available Tranche A Revolving Commitments and (v) the Available Tranche B Revolving Commitments exceeds $1,125,000,000 (after giving effect to the proposed Restricted Payment), (i) Holdings may make Restricted Payments in an amount up to the sum of (A) $250,000,000 plus (B) 50% of cumulative Consolidated Net Income for the period (treated as a single accounting period) commencing January 1, 2000 (excluding any gain or loss resulting from any sale for cash of any interest in WORLDSPAN, L.P., Mesaba Holdings, Inc., Express Airlines I, Inc., MLT Inc., Northwest Aerospace Training Corporation and/or the Narita Hotel Property (the "DESIGNATED PROPERTIES"), (ii) Holdings may make Restricted Payments in an amount equal to the cash proceeds of the sale of any interest in the Designated Properties, (iii) Holdings or any of its Subsidiaries may spin-off or otherwise distribute on a non-cash basis any interest in the Designated Properties and (iv) Holdings may make required redemption payments in respect of its outstanding Series C Preferred Stock (as in effect on the date hereof).

                  7.8 TRANSACTIONS WITH AFFILIATES. Enter into any transaction or series of related transactions with any Affiliate of any Loan Party or any of their respective Subsidiaries, other than on terms and conditions substantially as favorable to such Loan Party or such Subsidiary as would reasonably be obtained by such Loan Party or such subsidiary at that time in a comparable arm's-length transaction with a Person other than an Affiliate, provided that the foregoing restrictions shall not apply to (a) customary fees paid to members of the Board of Directors of Holdings and its Subsidiaries and (b) Restricted Payments permitted by Section 7.7.

                  7.9 LINES OF BUSINESS. Make any material change in the lines of business in which it is engaged as of the date hereof.

                  7.10 ERISA. None of the Credit Parties will, or will permit any of their respective Subsidiaries or its ERISA Affiliates to:

                  (a) engage in any transaction in connection with which Holdings or any of its ERISA Affiliates could be subject to either a tax imposed by Section 4975(a) of the Code or the corresponding civil penalty assessed pursuant to Section 502(i) of ERISA, which penalties and taxes for all such transactions could be in an aggregate amount in excess of $2,500,000;

                  (b) permit to exist any accumulated funding deficiency, for which a waiver has not been obtained from the Internal Revenue Service, with respect to any Pension Plan in an aggregate amount greater than $5,000,000; or

                  (c) permit to exist any failure to make contributions or any unfunded benefits liability which creates, or with the passage of time would create, a statutory lien or requirement to provide security under ERISA or the Code in favor of the PBGC or any Pension Plan, Mutliemployer Plan or other entity in an aggregate amount in excess of $5,000,000.

                          SECTION 8 EVENTS OF DEFAULT

                  If any of the following events shall occur and be continuing:

                  (a) the Borrower shall fail to pay any principal of any Loan or Reimbursement Obligation when due in accordance with the terms hereof; or the Borrower shall fail to pay any interest on any Loan or Reimbursement Obligation, or any other amount payable hereunder or under any other Loan Document, within five Business Days after any such interest or other amount becomes due in accordance with the terms hereof, PROVIDED that the Administrative Agent shall have informed the Borrower of the amount owing; or

                  (b) any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or that is contained in any certificate furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made, and such default shall continue unremedied for a period of 30 days after written notice to the Borrower by the Administrative Agent or the Required Lenders; or

                  (c) any Loan Party shall default in the observance or performance of any agreement contained in Sections 7.3 (other than any Default resulting from a nonconsensual Lien), 7.4, 7.5 or 7.7; or

                  (d) any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days (or 15 days in the case of Section 7.1) after notice to the Borrower from the Administrative Agent or the Required Lenders; or

                  (e) (i) Holdings or any of its Subsidiaries shall (x) default in making any payment of any Indebtedness (excluding the Obligations) which default is in excess of $10,000,000 beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (y) default in the observance or performance of any other agreement or condition relating to any Indebtedness (excluding the Obligations) if such Indebtedness is in excess of $25,000,000 in the case of any one issue of Indebtedness or in excess of $50,000,000 in the case of all such Indebtedness when aggregated with all Lease claims described in clause (iii)(y) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, any such Indebtedness to become due prior to its stated maturity; or (ii) any Indebtedness (other than the Obligations), individually in excess of $25,000,000, or in the aggregate in excess of $50,000,000 (when aggregated with all Lease claims described in clause (iii)(y)), of any Loan Party or any of its Subsidiaries shall be declared to be due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof; or (iii) any Loan Party or any of its Subsidiaries shall default in the observance or performance of any agreement or condition relating to any Lease if (x) the default is with respect to any payment in excess of $10,000,000 beyond the period of grace (not to exceed 10 days), if any, provided in the Lease or (y) the effect of such default is to give the lessor pursuant to such Lease a claim against any Loan Party (after deducting from such claim the value of the property subject to such Lease) in excess of $25,000,000 in the case of any one Lease or in excess of $50,000,000 in the case of all Leases and all Indebtedness described in clause
(i)(y) or (ii) of this Section, or

                  (f) (i) any Loan Party or any of its Significant Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a custodian (as defined in the Bankruptcy
Code) for all or substantially all of its assets, or any Loan Party or any of its Significant Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any Loan Party or any of its Significant Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged and unbonded for a period of 60 days; or (iii) there shall be commenced against any Loan Party or any of its Significant Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or substantially all of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) any Loan Party or any of its Significant Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i),
(ii), or (iii) above; or (v) any Loan Party or any of its Significant Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

                  (g) ERISA. (i) any "reportable event" as described in Section 4043 of ERISA or the regulations thereunder (excluding those events for which the requirement for notice has been waived by the PBGC), or any other event or condition, which the Required Lenders determine constitutes reasonable grounds under Section 4042 of ERISA for the termination of any Pension Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer or liquidate any Pension Plan shall have occurred; or

                  (ii) a trustee shall be appointed by a United States District Court to administer any Pension Plan; or

                  (iii) the PBGC shall institute proceedings to terminate any Pension Plan or to appoint a trustee to administer any Pension Plan; or

                  (iv) Holdings or any of its ERISA Affiliates shall become liable to the PBGC or any other party under Section 4062, 4063 or 4064 of ERISA with respect to any Pension Plan; or

                  (v) Holdings or any of its ERISA Affiliates shall become liable to any Multiemployer Plan under Section 4201 ET SEQ. of ERISA; or

                  (vi) any Pension Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof or a waiver of such standard or extension of any amortization period is sought or granted under
Section 412 of the Code; or

                  (vii) a contribution required to be made to a Pension Plan or a Multiemployer Plan has not been timely made; or

                  (vii) any Credit Party or any Subsidiary of Holdings or any ERISA Affiliate has incurred or is likely to incur a liability to or on account of a Plan under Section 502(i), or 502(l) of ERISA or Section 4975 of the Code; or

                  (ix) any Credit Party or any Subsidiary of any Credit Party has incurred or is likely to incur liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3(1) of ERISA) that provide benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or employee pension benefit plans (as defined in
Section 3(2) of ERISA) other than Pension Plans;

if as of the date thereof or any subsequent date, the sum of each Credit Party's and its ERISA Affiliates' various liabilities (such liabilities to include, without limitation, any liability to the PBGC or to any other party under
Section 4062, 4063 or 4064 of ERISA with respect to any Pension Plan, or to any Multiemployer Plan under Section 4201 ET SEQ. of ERISA, and to be calculated after giving effect to the tax consequences thereof) as a result of such events listed in subclauses (i) through (ix) above exceeds $100,000,000; or

                  (h) One or more judgments or decrees shall be entered against any Loan Party or any of its Subsidiaries involving a liability of $25,000,000 or more in the case of any one such judgment or decree or $50,000,000 or more in the aggregate for all such judgments and decrees (in each case to the extent not paid or fully covered by insurance provided by a carrier that has acknowledged coverage) and any such judgments or decrees shall not have been vacated, discharged, satisfied or stayed or bonded pending appeal within 60 days from the entry thereof; or

                  (i) the guarantee contained in Section 9 shall cease, for any reason, to be in full force and effect or any Loan Party or any Affiliate of any Loan Party shall so assert;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to the Borrower, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including all L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required
Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the
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                                                                              58


Borrower declare the Revolving Commitments to be terminated forthwith, whereupon the Revolving Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable. With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph, the Borrower shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrower hereunder and under the other Loan Documents. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrower hereunder and under the other Loan Documents shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower (or such other Person as may be lawfully entitled thereto). Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Borrower.

                               SECTION 9 GUARANTY

                  9.1 THE GUARANTY. In order to induce the Lenders to enter into this Agreement and to extend credit hereunder and in recognition of the direct benefits to be received by the Guarantors from the proceeds of the Loans and the issuance of the Letters of Credit, each Guarantor hereby jointly and severally agrees with the Agents and the Lenders as follows: each Guarantor hereby jointly and severally, unconditionally and irrevocably guarantees as primary obligor and not merely as surety the full and prompt payment and performance when due, whether upon maturity, by acceleration or otherwise, of the Obligations to each of the Lenders and each of the Agents. If any or all of the Obligations of the Borrower to the Lenders or the Agents becomes due and payable hereunder, each Guarantor unconditionally promises on a joint and several basis to pay such Obligations to the Lenders or the Agents, as the case may be, or order, on demand, together with any and all expenses which may be incurred by the Agents or the Lenders in collecting any of the Obligations.

                  9.2 BANKRUPTCY. Additionally, each Guarantor jointly and severally, unconditionally and irrevocably guarantees the payment of any and all Obligations of the Borrower to each of the Lenders and each of the Agents whether or not due or payable by the Borrower upon the occurrence in respect to the Borrower of any of the events specified in Section 8(f), and unconditionally promises to pay such Obligations to each of the Lenders and each of the Agents, or order, on demand, in lawful money of the United States.

                  9.3 NATURE OF LIABILITY. The liability of each Guarantor hereunder is exclusive and independent of any security for or other guaranty of the Obligations of the Borrower whether executed by each Guarantor, any other guarantor or by any other party, and the liability of each Guarantor hereunder shall not be affected or impaired by (a) any direction as to application of payment by the Borrower or by any other party, or (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the Obligations of the Borrower, or (c) any payment on or in reduction of any such other guaranty or undertaking, or (d) any dissolution, termination or increase, decrease or change in personnel by the Borrower, or (e) any payment made to the Agents or the Lenders on the Obligations which such Agents or such Lenders repay the Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and each Guarantor waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding.

                  9.4 INDEPENDENT OBLIGATION. The obligation of each Guarantor hereunder are independent of the obligations of any other guarantor or the Borrower, and a separate action or actions may be brought and prosecuted against each Guarantor whether or not action is brought against any other guarantor or the Borrower and whether or not any other guarantor or the Borrower be joined in any such action or actions. Each Guarantor waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by the Borrower or other circumstances which operate to toll any statute of limitations as to the Borrower shall operate to toll the statute of limitations as to each Guarantor.

                  9.5 AUTHORIZATION. Each Guarantor authorizes the Agents and the Lenders without notice or demand (except as shall be required by applicable statute and which cannot be waived), and without affecting or impairing its liability hereunder, from time to time to (a) renew, compromise, extend, increase, accelerate or otherwise change the time for payment of, or otherwise change the terms of, the Obligations or any part thereof in accordance with this Agreement, including any increase or decrease of the rate of interest thereon,
(b) take and hold security from any guarantor or any other party for the payment of this guaranty or the Obligations and exchange, enforce, waive and release any such security, (c) apply such security and direct the order or manner of sale thereof as the Agents and the Lenders in their discretion may determine and (d) release or substitute any one or more endorsers, guarantors, the Borrower or other obligors.

                  9.6 RELIANCE. It is not necessary for the Agents or the Lenders to inquire into the capacity or powers of the Borrower or its Subsidiaries or the officers, directors, partners or agents acting or purporting to act on its behalf, and any Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

                  9.7 SUBORDINATION. Any indebtedness of the Borrower now or hereafter held by either Guarantor is hereby subordinated to the Obligations of the Borrower to the Agents and the Lenders; and such indebtedness of the Borrower to such Guarantor, if any Agent, after an Event of Default has occurred and is continuing, so requests, shall be collected, enforced and received by such Guarantor as trustee for the Lenders and be paid over to the Lenders and the Agents on account of the Obligations of the Borrower to the Lenders and the Agents, but without affecting or impairing in any manner the liability of such Guarantor under the other provisions of this Guaranty. Prior to the transfer by either Guarantor of any note or negotiable instrument evidencing any indebtedness of the Borrower to such Guarantor, such Guarantor shall mark such note or negotiable instrument with a legend that the same is subject to this subordination.

                  9.8 WAIVER. (a) Each Guarantor waives any right (except as shall required by applicable statute and which cannot be waived) to require the Agents or the Lenders to (a) proceed against the Borrower, any other guarantor or any other party, (b) proceed against or exhaust any security held from the Borrower, any other guarantor or any other party or (c) pursue any other remedy in the Agents' or the Lenders' power whatsoever. Each Guarantor waives any defense based on or arising out of any defense of the Borrower, any other guarantor or any other party other than payment in full of the Obligations, including, without limitation, any defense based on or arising out of the disability of the Borrower, any other guarantor or any other party, or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower other than payment in full of the Obligations. The Agents and the Lenders may, at their election, foreclose on any security held by the Agents or the Lenders by one or more judicial or nonjudicial sales (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Agents and the Lenders may have against the Borrower or any other party, or any security, without affecting or impairing in any way the liability of each Guarantor hereunder except to the extent the Obligations have been paid. Each Guarantor waives any defense arising out of any such election by the Agents and the Lenders, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against the Borrower or any other party or any security. Until all Obligations of the Borrower to the Lenders and to the Agents shall have been paid in full, each Guarantor agrees that it will not exercise any right of subrogation, and waives any right to enforce any remedy which the Agents and the Lenders now have or may hereafter have against the Borrower, and waives any benefit of, and any right to participate in, any security now or hereafter held by the Agents and the Lenders.

                  (b) Each Guarantor waives all presentments, demands for performance, protests and notices, including, without limitation, notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Guaranty, and notices of the existence, creation or incurring of new or additional Obligations. Each Guarantor assumes all responsibility for being and keeping itself informed of the Borrower's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks which each Guarantor assumes and incurs hereunder, and agrees that the Agents and the Lenders shall have no duty to advise either Guarantor of information known to them regarding such circumstances or risks.

                  9.9 LIMITATION ON ENFORCEMENT. The Lenders agree that no Lender shall have any right individually to seek to enforce or to enforce this Guaranty, it being understood and agreed that such rights and remedies may be exercised only by the Administrative Agent for the benefit of the Lenders upon the terms of this Agreement.

                             SECTION 10 THE AGENTS

                  10.1 APPOINTMENT. Each Lender hereby irrevocably designates and appoints each Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes each Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to such Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, no Agent shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against any Agent.

                  10.2 DELEGATION OF DUTIES. Each Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Agent shall be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

                  10.3 EXCULPATORY PROVISIONS. Neither any Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by any Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party a party thereto to perform its obligations hereunder or thereunder. No Agent shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party.

                  10.4 RELIANCE BY AGENTS. Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Loan Parties), independent accountants and other experts selected by the Administrative Agent. Each Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. Each Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence as it deems appropriate of the requisite Lenders or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the requisite Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

                  10.5 NOTICE OF DEFAULT. No Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless such Agent has received notice from a Lender or a Loan Party referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the requisite Lenders, provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

                  10.6 NON-RELIANCE ON AGENTS AND OTHER LENDERS. Each Lender expressly acknowledges that neither the Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by any Agent hereafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by any Agent to any Lender. Each Lender represents to the Agents that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their Affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by an Agent hereunder, no Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any Affiliate of a Loan Party that may come into the possession of such Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

                  10.7 INDEMNIFICATION. The Lenders agree to indemnify each
Agent in its capacity as such (to the extent not reimbursed by the Loan Parties and without limiting the obligation of the Loan Parties to do so), ratably according to their respective Aggregate Exposure Percentages in effect on the date on which indemnification is sought under this Section (or, if
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                                                                              63


indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Aggregate Exposure Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent's gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.

                  10.8 AGENT IN ITS INDIVIDUAL CAPACITY. Each Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though such Agent were not an Agent. With respect to its Loans made or renewed by it and with respect to any Letter of Credit issued or participated in by it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms "Lender" and "Lenders" shall include each Agent in its individual capacity.

                  10.9 SUCCESSOR ADMINISTRATIVE AGENT. The Administrative Agent may resign as Administrative Agent upon 15 Business Days' notice to the Lenders and the Borrower. If the Administrative Agent shall resign as Administrative Agent, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default under Section 8(a) or 8(f) with respect to the Borrower shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as Administrative Agent by the date that is 10 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this Section shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

                  10.10 OTHER AGENTS. No Agent other than the Administrative Agent and Syndication Agent shall have any duties or responsibilities hereunder in its capacity as such.
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                                                                              64


                            SECTION 11 MISCELLANEOUS

                  11.1 AMENDMENTS AND WAIVERS. Neither this Agreement, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section. The Required Lenders and each Loan Party party to the relevant Loan Document may, or, with the written consent of the Required Lenders, the Administrative Agent and each Loan Party party to the relevant Loan Document may, from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) forgive the principal amount or extend the final scheduled date of maturity of any Loan, reduce the stated rate of any interest or fee payable hereunder (except (x) in connection with the waiver of applicability of any post-default increase in interest rates, which waiver shall be effective with the consent of the Majority Facility Lenders of each adversely affected Facility and (y) that any amendment or modification of defined terms used in the financial covenants in this Agreement shall not constitute a reduction in the rate of interest or fees for purposes of this clause (i)) or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Lender's Revolving Commitment, in each case without the written consent of each Lender directly affected thereby; (ii) eliminate or reduce the voting rights of any Lender under this Section without the written consent of such Lender; (iii) reduce any percentage specified in the definition of Required Lenders, consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents or release any of the Guarantors from their obligations under Section 9, in each case without the written consent of all Lenders; (iv) amend, modify or waive any provision of Section 3.8 without the written consent of the Majority Facility Lenders in respect of each Facility adversely affected thereby; (v) reduce the percentage specified in the definition of Majority Facility Lenders with respect to any Facility without the written consent of all Lenders under such Facility; (vi) amend, modify or waive any provision of
Section 10 without the written consent of the Administrative Agent; or (vii) amend, modify or waive any provision of Sections 2.10 through 2.17 without the written consent of each Issuing Lender directly affected thereby. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Agents and all future holders of the Loans. In the case of any waiver, the Loan Parties, the Lenders and the Agents shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

                  For the avoidance of doubt, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower (a) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof (collectively, the "ADDITIONAL EXTENSIONS OF CREDIT") to share ratably in the benefits of this Agreement and the other Loan Documents with the Revolving Extensions of

Credit and the accrued interest and fees in respect thereof and (b) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders and Majority Facility Lenders, provided that no such amendment shall permit the Additional Extensions of Credit to share ratably with or with preference to the Revolving Extensions of Credit without the consent of the Majority Facility Lenders with respect to each Revolving Facility. If, in connection with any proposed waiver, amendment, supplement or modification to any of the provisions of this Agreement as contemplated by this Section, the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then the Borrower shall have the right, so long as each non-consenting Lender whose individual consent is required is treated as described in either clause (A) or (B) below, to either (A) replace such non-consenting Lender with one or more Replacement Lenders pursuant to Section 3.13 so long as at the time of such replacement, each such Replacement Lender consents to the proposed waiver, amendment, supplement or modification or (B) so long as after giving effect thereto the Total Five-Year Revolving Extensions of Credit do not exceed the Total Five-Year Revolving Credit Commitment, the Total Tranche A Revolving Extensions of Credit do not exceed the Total Tranche A Revolving Credit Commitments and the Total Tranche B Revolving Extensions of Credit do not exceed the Total Tranche B Revolving Credit Commitments, terminate all of such non-consenting Lender's Commitments and repay in full its outstanding Loans and all other Obligations owing to such Lender, and at such time such Lender shall no longer constitute a "Lender" for purposes of this Agreement.

                  11.2 NOTICES. Except as otherwise provided herein, all notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and all such notices, requests and demands shall be effective when received, addressed as follows in the case of the Loan Parties and the Administrative Agent, and as set forth in an administrative questionnaire delivered to the Administrative Agent in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto:

          Loan Parties:        If by mail:
                               5101 Northwest Drive
                               St. Paul, MN  55111

                               If by courier:
                               2700 Lone Oak Parkway
                               Eagan, MN 55121

                               Tel: (612) 726-2274
                               Fax: (612) 726-0665
                               Attn: Daniel B Matthews
                                     Senior Vice President
                                     and Treasurer

          The Administrative Agent:    The Chase Manhattan Bank
                                       270 Park Avenue
                                       New York, NY 10017
                                       Telecopy: (212) 270-9647
                                       Attention: Matthew Massie
                                       Telephone: (212) 270-5432

          with a copy to:              Chase Loan and Agency Services Group
                                       One Chase Manhattan Plaza, 8th Floor
                                       New York, New York  10081
                                       Attention: James Tabois
                                       Telecopy:   (212) 552-5650
                                       Telephone: (212) 552-7952

                  11.3 NO WAIVER; CUMULATIVE REMEDIES. No failure to exercise and no delay in exercising, on the part of any Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

                  11.4 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder.

                  11.5 PAYMENT OF EXPENSES AND TAXES. The Borrower agrees (a) to pay or reimburse each of the Administrative Agent, Chase Securities Inc. ("CSI") and Deutsche Bank Securities Inc. ("DBSI") for all their reasonable and adequately documented out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and of any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, including the reasonable and adequately documented fees and disbursements of Simpson Thacher & Bartlett, outside counsel to the Administrative Agent and filing and recording fees and expenses, with statements with respect to the foregoing to be submitted to the Borrower prior to the Closing Date (in the case of amounts to be paid on the Closing Date) and from time to time thereafter on a quarterly basis (b) to pay or reimburse each Lender and Agent for all its reasonable and adequately documented costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including the reasonable and adequately documented fees and disbursements of counsel (including the reasonable allocated fees and expenses of in-house counsel) to each Lender and of counsel to the
Administrative Agent, (c) to pay, indemnify, and hold each Lender and Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, that may be payable or determined to be payable in connection with the execution and delivery of, or any amendment,
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                                                                              67


supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to indemnify each Agent, each Lender and each of their respective affiliates, and each of their respective officers, directors, employees, representatives and agents from and hold each of them harmless against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements (including reasonable and adequately documented attorney's and consultant's fees and disbursements) incurred by, imposed on or assessed against any of them as a result of, or arising out of, or in any way related to, or by reason of, any investigation, litigation or other proceeding (whether or not any Agent or any Lender is a party thereto) related to the entering into and/or performance of this Agreement or any other Loan Document or the actual or proposed use of any Letter of Credit or the proceeds of any Loans hereunder or the consummation of any transactions contemplated therein or in any other Loan document or the exercise of any of their rights or remedies provided herein or in any other Loan Document, including the reasonable and adequately documented fees and disbursements of counsel and other consultants incurred in connection with any such investigation, litigation, or other proceeding (but excluding any liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements to the extent arising or incurred by reason of (x) a violation of laws or governmental regulations pertaining to lending by the Person to be indemnified (or the Agent or Bank of which such Person is an officer, director, employee, representative or agent); PROVIDED that the Person to be indemnified shall, in all events, be entitled to the indemnification set forth in Sections 3.9, 3.10 and 3.11) or (y) the gross negligence or willful misconduct of the Person to be indemnified). To the extent that the undertaking to indemnify, pay or hold harmless any Person set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.

                  11.6 SUCCESSORS AND ASSIGNS; PARTICIPATIONS AND ASSIGNMENTS.
(a) This Agreement shall be binding upon and inure to the benefit of the Loan Parties, the Lenders, the Administrative Agent, all future holders of the Loans and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

                  (b) Any Lender other than any Conduit Lender may, without the consent of the Borrower, in accordance with applicable law, at any time sell to one or more banks, financial institutions or other entities (each, a "PARTICIPANT") participating interests in any Loan owing to such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. In no event shall any Participant under any such participation have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Loans or any fees payable hereunder, or postpone the date of the final maturity of the Loans, in each case to the extent subject to such participation. The Borrower agrees that if amounts outstanding under this Agreement and the Loans are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, PROVIDED that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in Section 11.7(a) as fully as if it were a Lender hereunder. The Borrower also agrees that each Participant shall be entitled to the benefits of Sections 3.9, 3.10 and 3.11 with respect to its participation in the Commitments and the Loans outstanding from time to time as if it was a Lender; PROVIDED that, in the case of Section 3.10, such Participant shall have complied with the requirements of said Section and PROVIDED, FURTHER, that no Participant shall be entitled to receive any greater amount pursuant to any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

                  (c) Any Lender other than any Conduit Lender (an "ASSIGNOR") may, in accordance with applicable law, at any time and from time to time upon notice to the Borrower assign to any Lender, any affiliate of any Lender (or, in the case of assignment of Term-Out Loans, any Lender Affiliate which is an Eligible Transferee) or, with the consent of the Borrower and the Administrative Agent (which, in each case, shall not be unreasonably withheld or delayed), to an Eligible Transferee (an "ASSIGNEE") all or any part of its rights and obligations under this Agreement and the other Loan Documents pursuant to an Assignment and Acceptance, executed by such Assignee, such Assignor and any other Person whose consent is required pursuant to this paragraph, and delivered to the Administrative Agent for its acceptance and recording in the Register; PROVIDED that (i) no such assignment to an Assignee (other than any Lender, any affiliate of a Lender or any Lender Affiliate which is an Eligible Transferee in the case of assignments of Term-Out Loans) shall be in an aggregate principal amount of less than $5,000,000 (or an integral multiple of $1,000,000 in excess thereof) (other than in the case of an assignment of all of a Lender's interests under this Agreement), unless otherwise agreed by the Borrower and the Administrative Agent and (ii) the consent of the Borrower shall be required for any assignment of a Term-Out Loan to a Lender Affiliate to the extent such
Lender Affiliate would be entitled to receive a greater amount pursuant to Sections 3.9, 3.10, 3.11 or 11.5 immediately after giving effect to such assignment. For purposes of the proviso contained in the preceding sentence, the amount described therein shall be aggregated in respect of each Lender, each Lender's Affiliates and each Lender's related Lender Affiliates in case of assignment of Term-Out Loans, if any. Any such assignment need not be ratable as among the Facilities. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment and/or Loans as set forth therein, and (y) the Assignor thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all
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                                                                              69


of an Assignor's rights and obligations under this Agreement, such Assignor shall cease to be a party hereto). Notwithstanding any provision of this Section 11.6, the consent of the Borrower shall not be required for any assignment that occurs when an Event of Default pursuant to 8(f) shall have occurred and be continuing with respect to the Borrower. Notwithstanding the foregoing, any Conduit Lender may assign at any time to its designating Lender hereunder without the consent of the Borrower or the Administrative Agent any or all of the Loans it may have funded hereunder and pursuant to its designation agreement and without regard to the limitations set forth in the first sentence of this
Section 11.6(c).

                  (d) The Administrative Agent shall, on behalf of the Borrower, maintain at its address referred to in Section 11.2 a copy of each Assignment and Acceptance delivered to it and a register (the "REGISTER") for the recordation of the names and addresses of the Lenders and the Commitment of, and the principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, each other Loan Party, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of the Loans and any Notes evidencing the Loans recorded therein for all purposes of this Agreement. Any assignment of any Loan, whether or not evidenced by a Note, shall be effective only upon appropriate entries with respect thereto being made in the Register (and each Note shall expressly so provide). Any assignment or transfer of all or part of a Loan evidenced by a Note shall be registered on the Register only upon surrender for registration of assignment or transfer of the Note evidencing such Loan, accompanied by a duly executed Assignment and Acceptance, and thereupon one or more new Notes shall be issued to the designated Assignee.

                  (e) Upon its receipt of an Assignment and Acceptance executed by an Assignor, an Assignee and any other Person whose consent is required by
Section 11.6(c), together with payment to the Administrative Agent of a registration and processing fee of $4,000, the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) record the information contained therein in the Register on the effective date determined pursuant thereto.

                  (f) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this Section 11.6 concerning assignments of Loans and Notes relate only to the absolute assignments and that such provisions do not prohibit assignments creating security interests, including any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank (it being understood that any foreclosure of any such security interest and any assignment of rights (including voting rights) in connection therewith shall be subject to the requirements of this Section).

                  (g) The Borrower, upon receipt of written notice from the relevant Lender, agrees to issue Notes (in a form to be reasonably agreed with the Borrower) to any Lender requiring Notes to facilitate transactions of the type described in paragraph (f) above.

                  (h) Each of Holdings, the Borrower, each Lender and the Administrative Agent hereby confirms that it will not institute against a
Conduit Lender or join any other Person in instituting against a Conduit Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any state bankruptcy or similar law, for one year and one day after
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                                                                              70


the payment in full of the latest maturing commercial paper note issued by such Conduit Lender; PROVIDED, however, that each Lender designating any Conduit Lender hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage or expense arising out of its inability to institute such a proceeding against such Conduit Lender during such period of forbearance.

                  11.7 ADJUSTMENTS; SET-OFF. (a) Except to the extent that this Agreement expressly provides for payments to be allocated to a particular Lender or to the Lenders under a particular Facility, if any Lender (a "Benefitted Lender") shall, receive any payment of all or part of the Obligations owing to it, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 8(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of the Obligations owing to such other Lender, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of the Obligations owing to each such other Lender, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

                  (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to any Loan Party, any such notice being expressly waived by the Loan Parties to the extent permitted by applicable law, upon the commencement and during the continuance of an Event of Default, to set off and appropriate and apply against any amount then due and payable by any Loan Party hereunder any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the relevant Loan Party, as the case may be. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender, PROVIDED that the failure to give such notice shall not affect the validity of such setoff and application.

                  11.8 COUNTERPARTS. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

                  11.9 SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  11.10 INTEGRATION. This Agreement and the other Loan Documents represent the entire agreement of the Loan Parties, the Agents and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by any Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

                  11.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                  11.12 SUBMISSION TO JURISDICTION; WAIVERS. Each Loan Party hereby irrevocably and unconditionally:

                  (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;

                  (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                  (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the relevant Loan Party at its address set forth in Section 11.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

                  (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                  (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any indirect or consequential damages.

                  11.13 ACKNOWLEDGEMENTS. Each Loan Party hereby acknowledges that:


                  (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

                  (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to any Loan Party arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Agent, and the Lenders, on one hand, and the Loan Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and
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                                                                              72


                  (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Loan Parties and the Lenders.

                  11.14 CONFIDENTIALITY. (a) Subject to the provisions of clause
(b) of this Section, each Lender shall hold all non-public information obtained pursuant to the requirements of this Agreement which has been identified as such by any Loan Party in accordance with its customary procedure for handling confidential information of this nature and in accordance with safe and sound banking practices and in any event may make disclosure reasonably to any bona fide prospective transferee or participant in connection with the contemplated transfer of any Loan or Commitment or participation therein or as required or requested by any governmental agency or representative thereof or pursuant to legal process or to such Lender's attorney's, affiliates or independent auditors, provided that, unless specifically prohibited by applicable law or court order, each Lender shall notify Holdings of any request by any governmental agency or representative thereof (other than any such requests in connection with an examination of the financial condition of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information; and provided further, that in no event shall any Lender be obligated or required to return any materials furnished by Holdings or any of its Subsidiaries, provided that in the case of disclosure to any prospective transferee or participant, such Person executes an agreement with such Lender containing provisions substantially the same as to those contained in this Section 11.15.

                  (b) Each Loan Party hereby acknowledges and agrees that each Lender may share with any of its affiliates any information related to Holdings or any of its Subsidiaries (including, without limitation, any nonpublic customer information regarding the creditworthiness of Holdings or any of its Subsidiaries), PROVIDED such Persons shall be subject to the provisions of this Section to the same extent as such Lender.

                  11.15 WAIVERS OF JURY TRIAL.. EACH LOAN PARTY, EACH AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                                  NORTHWEST AIRLINES CORPORATION

                                                     By:
                                                       -------------------------
                                                       Name:
                                                       Title:

                                                     NORTHWEST AIRLINES HOLDINGS
                                                        CORPORATION
                                                       -------------------------
                                                     By:
                                                        Name:
                                                        Title:

                                                     NWA INC.


                                                     By:
                                                       -------------------------
                                                        Name:
                                                        Title:

                                                     NORTHWEST AIRLINES, INC.


                                                     By:
                                                       -------------------------
                                                        Name:
                                                        Title:

                                            THE CHASE MANHATTAN BANK, as
                                            Administrative Agent and as a Lender


                                                     By:
                                                       -------------------------
                                                        Name:
                                                        Title:

                                           BANKERS TRUST COMPANY, as Syndication
                                           Agent and as a Lender


                                                     By:
                                                       -------------------------
                                                        Name:
                                                        Title:

                                             CREDIT LYONNAIS, NEW YORK BRANCH as
                                          Co-Documentation Agent and as a Lender

                                                     By:
                                                       -------------------------
                                                        Name:
                                                        Title:

                                                          ABN AMRO BANK N.V., as
                                          Co-Documentation Agent and as a Lender

                                                     By:
                                                       -------------------------
                                                        Name:
                                                        Title:

                                                     CITIBANK N.A.


                                                     By:
                                                       -------------------------
                                                        Name:
                                                        Title:

                                                  U.S. BANK NATIONAL ASSOCIATION


                                                     By:
                                                       -------------------------
                                                        Name:
                                                        Title:

                                                     THE FUJI BANK, LIMITED

                                                     By:
                                                       -------------------------
                                                        Name:
                                                        Title:

                                                   CREDIT SUISSE FIRST BOSTON

                                                     By:
                                                       -------------------------
                                                        Name:
                                                        Title:

                                                     By:
                                                       -------------------------
                                                        Name:
                                                        Title:

                                         KREDINSTALT FUR WIEDERAUFBAU

                                                      By:
                                                       -------------------------
                                                        Name:
                                                        Title:

                                                      By:
                                                       -------------------------
                                                        Name:
                                                        Title:

                                          MITSUBISHI TRUST & BANKING CORPORATION


                                                     By:
                                                       -------------------------
                                                        Name:
                                                        Title:

                                             THE BANK OF TOKYO-MITSUBISHI, LTD.
                                             CHICAGO BRANCH

                                                     By:
                                                       -------------------------
                                                        Name:
                                                        Title:

                                                     BNP PARIBAS


                                                     By:
                                                       -------------------------
                                                        Name:
                                                        Title:

                                                 FIRST COMERCIAL BANK, NEW YORK
                                                 AGENCY


                                                     By:
                                                       -------------------------
                                                        Name:
                                                        Title:

                                                     THE SAKURA BANK, LTD.


                                                     By:
                                                       -------------------------
                                                        Name:
                                                        Title:

                                                    STATE STREET BANK AND TRUST
                                                    COMPANY


                                                     By:
                                                       -------------------------
                                                        Name:
                                                        Title:

                                                 CHANG HWA COMMERCIAL BANK LTD.
                                                 NEW YORK BRANCH


                                                     By:
                                                       -------------------------
                                                        Name:
                                                        Title:

                                                  HUA NAN COMMERCIAL BANK, LTD.
                                                  NEW YORK AGENCY


                                                     By:
                                                       -------------------------
                                                        Name:
                                                        Title:

                                                  UNION PLANTERS BANK, NATIONAL
                                                  ASSOCIATION


                                                      By:
                                                       -------------------------
                                                        Name:
                                                        Title:

                                                  DRESDNER BANK AG NEW YORK AND
                                                  GRAND CAYMAN BRANCHES


                                                     By:
                                                       -------------------------
                                                        Name:
                                                        Title:

                                                     By:
                                                       -------------------------
                                                        Name:
                                                        Title:

                                                  THE ROYAL BANK OF SCOTLAND PLC

                                                     By:
                                                       -------------------------
                                                        Name:
                                                        Title:

                                                     THE SUMITOMO BANK, LTD.


                                                     By:
                                                       -------------------------
                                                        Name:
                                                        Title: